______________


                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                  June 14, 1999

                                  BY AND AMONG

                               UNISYS CORPORATION,

                                  SHELLCO INC.,

                                       AND

                            PULSEPOINT COMMUNICATIONS


                                 ______________

                                TABLE OF CONTENTS

ARTICLE I  THE MERGER........................................................2
      Section 1.1 The Merger.................................................2
      Section 1.2 The Closing; Effective Time................................2
      Section 1.3 Subsequent Actions.........................................3
      Section 1.4 Articles of Incorporation; Bylaws; Directors and Officers
                    of the Surviving Corporation.............................3

ARTICLE II  EFFECT OF THE MERGER.............................................4
      Section 2.1 Treatment of Capital Stock.................................4
      Section 2.2 Conversion of Company Common Stock.........................4
      Section 2.3 Conversion of Company Preferred Stock......................5
      Section 2.4 Cancellation of Excluded Shares............................5
      Section 2.5 Conversion of Common Stock of Merger Sub...................5
      Section 2.6 Exchange Agent; Exchange Procedures........................5
      Section 2.7 Transfer Books.............................................6
      Section 2.8 No Fractional Share Certificates; Termination of
                    Exchange Fund ...........................................7
      Section 2.9 Dissenting Shares..........................................7
      Section 2.10 Dividends.................................................8
      Section 2.11 Certain Adjustments.......................................8
      Section 2.12 Withholding Rights........................................8
      Section 2.13 Lost, Stolen or Destroyed Certificates....................9
      Section 2.14 Options to Purchase Company Shares........................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................11
      Section 3.1 Organization and Qualification; Subsidiaries..............11
      Section 3.2 Articles of Incorporation and Bylaws......................12
      Section 3.3 Capitalization............................................12
      Section 3.4 Power and Authority; Authorization; Valid & Binding.......14
      Section 3.5 No Conflict; Required Filings and Consents................14
      Section 3.6 SEC Reports; Financial Statements.........................15
      Section 3.7 Absence of Certain Changes................................16

      Section 3.8 Litigation and Liabilities................................17
      Section 3.9 No Violation of Law; Permits..............................18
      Section 3.10 Benefit Plans............................................18
      Section 3.11 Labor Matters............................................20
      Section 3.12 Environmental Matters....................................20
      Section 3.13 Vote Required; Options...................................22
      Section 3.14 Opinion of Financial Advisor.............................23
      Section 3.15 Brokers..................................................23
      Section 3.16 Tax Matters..............................................23
      Section 3.17 Intellectual Property....................................25
      Section 3.18 Title to Property........................................25
      Section 3.19 Contracts and Commitments................................26
      Section 3.20 Proxy Statement/Prospectus; Registration Statement.......26
      Section 3.21 Pooling of Interests; Reorganization.....................27
      Section 3.22 Restrictions on Business Activities......................27
      Section 3.23 Related Party Transactions...............................27
      Section 3.24 Insurance................................................28
      Section 3.25 Year 2000................................................28
      Section 3.26 Foreign Corrupt Practices, etc...........................29

ARTICLE IV  REPRESENTATIONS & WARRANTIES OF PARENT AND MERGER SUB...........29
      Section 4.1 Organization and Qualification; Subsidiaries..............29
      Section 4.2 Certificate of Incorporation and Bylaws...................29
      Section 4.3 Capitalization............................................30
      Section 4.4 Power and Authority; Authorization; Valid & Binding.......30
      Section 4.5 No Conflict; Required Filings and Consents................31
      Section 4.6 SEC Reports; Financial Statements.........................32
      Section 4.7 Absence of Certain Changes................................33
      Section 4.8 Litigation and Liabilities................................33
      Section 4.9 No Violation of Law; Permits..............................33

      Section 4.10 Proxy Statement/Prospectus; Registration Statement.......34
      Section 4.11 Pooling of Interests; Reorganization.....................34
      Section 4.12 Merger Sub...............................................34
      Section 4.13 Valid Issuance...........................................35
      Section 4.14 Brokers..................................................35

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS........................35
      Section 5.1 Interim Operations of the Company.........................35
      Section 5.2 Interim Operations of Parent..............................38
      Section 5.3 No Solicitation...........................................39

ARTICLE VI  ADDITIONAL COVENANTS............................................42
      Section 6.1 Meeting of Shareholders; Record Date......................42
      Section 6.2 Filings; Other Actions....................................42
      Section 6.3 Publicity.................................................43
      Section 6.4 Registration Statement....................................43
      Section 6.5 Listing Application.......................................43
      Section 6.6 Further Action............................................44
      Section 6.7 Expenses..................................................44
      Section 6.8 Notification of Certain Matters...........................44
      Section 6.9 Access to Information.....................................45
      Section 6.10 Review of Information....................................46
      Section 6.11 Insurance; Indemnity.....................................46
      Section 6.12 Employee Benefits........................................47
      Section 6.13 Options..................................................48
      Section 6.14 Affiliates...............................................48
      Section 6.15 Takeover Statutes........................................48
      Section 6.16 Pooling of Interests.....................................49
      Section 6.17 Tax-Free Reorganization..................................49
      Section 6.18 Accountant's Comfort Letters.............................49
      Section 6.19 Accountant's Pooling Letters.............................49
      Section 6.20 Warrants.................................................49

ARTICLE VII  CONDITIONS TO MERGER...........................................50
      Section 7.1 Conditions to Obligations of the Parties to Consummate
                    the Merger .............................................50
      Section 7.2 Additional Conditions to Obligations of Parent and
                    Merger Sub .............................................51
      Section 7.3 Additional Conditions to Obligations of the Company.......52

ARTICLE VIII  TERMINATION AND AMENDMENT.....................................53
      Section 8.1 Termination...............................................53
      Section 8.2 Effect of Termination.....................................54
      Section 8.3 Amendment.................................................56

ARTICLE IX  GENERAL PROVISIONS..............................................56
      Section 9.1 Non-Survival of Representations, Warranties and
                    Agreements .............................................56
      Section 9.2 Notices...................................................56
      Section 9.3 Certain Definitions; Interpretation.......................57
      Section 9.4 Headings..................................................61
      Section 9.5 Severability..............................................61
      Section 9.6 Entire Agreement; No Third-Party Beneficiaries............62
      Section 9.7 Assignment................................................62
      Section 9.8 Governing Law; Jurisdiction...............................62
      Section 9.9 Trial by Jury.............................................62
      Section 9.10 Enforcement..............................................62
      Section 9.11 Obligations of Subsidiaries..............................62
      Section 9.12 Counterparts.............................................63


      EXHIBITS
      --------

      Exhibit A -- List of Persons Executing Voting Agreements
      Exhibit B -- Form of Voting  Agreements
      Exhibit C -- Articles of Incorporation of Surviving Corporation Exhibit D -- Form of Affiliate Letter

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                           Page No.

Action......................................................................46
affiliate...................................................................57
Agreement....................................................................1
Agreement of Merger..........................................................2
Average Stock Price..........................................................4
Benefit Agreement...........................................................18
Benefit Plan................................................................57
Cap Amount..................................................................46
CGCL.........................................................................2
Closing......................................................................2
Closing Date.................................................................2
Code.........................................................................1
Company......................................................................1
Company Acquisition Proposal................................................40
Company Acquisition Transaction.............................................41
Company Capital Stock Disclosure Date.......................................12
Company Common Shares........................................................1
Company Common Stock.........................................................1
Company Disclosure Letter...................................................57
Company Equity Rights.......................................................58
Company Financial Advisor...................................................23
Company Material Adverse Effect.............................................58
Company Options..............................................................9
Company Preferred Stock or Company Preferred Shares.........................58
Company SEC Reports.........................................................15
Company Shareholder Meeting.................................................42
Company Shares..............................................................58
Company Stock Option Plans...................................................9
Confidentiality Agreement...................................................58
Consents....................................................................51
Contracts...................................................................26
control.....................................................................58
Daily Per Share Price........................................................4
Debt Instrument.............................................................26
December 1998 Company Balance Sheet.........................................58
December 1998 Parent Balance Sheet..........................................58

E&Y.........................................................................49
Effective Time...............................................................3
Employee....................................................................58
Environmental Claim.........................................................21
Environmental Laws..........................................................22
Environmental Permits.......................................................20
ERISA.......................................................................59
ERISA Affiliate.............................................................59
ERISA Benefit Plan..........................................................59
ESPP........................................................................48
ESPP Option.................................................................48
Exchange Act................................................................10
Exchange Agent...............................................................5
Exchange Fund................................................................6
Exchange Ratio...............................................................4
Excluded Shares.............................................................59
Filings.....................................................................51
Form S-4....................................................................43
GAAP.........................................................................1
Governmental Entity.........................................................15
Hazardous Materials.........................................................22
HSR Act.....................................................................15
Imperial Bank Warrants......................................................59
Indebtedness................................................................26
Indemnified Party...........................................................46
Intellectual Property Rights................................................59
Joint Proxy Statement/Prospectus............................................43
Junior Preferred Stock......................................................59
Knowledge...................................................................59
Merger.......................................................................1
Merger Sub...................................................................1
Nasdaq......................................................................59
NEXTLINK Warrants...........................................................59
Nondisclosure Agreement.....................................................60
NYSE........................................................................60
Other Warrants..............................................................60
Parent.......................................................................1
Parent Common Stock..........................................................4
Parent Disclosure Letter....................................................60
Parent Equity Rights........................................................60
Parent Material Adverse Effect..............................................60

Parent Rights Agreement.....................................................60
Parent SEC Reports..........................................................32
Parent Shares................................................................4
Parties......................................................................1
Party........................................................................1
PCBs........................................................................22
Person......................................................................60
Preferred Holders............................................................1
Related Party...............................................................27
Release.....................................................................22
Representative..............................................................39
Requisite Conversion........................................................54
SEC..........................................................................1
Securities Act..............................................................15
Series A Preferred Stock....................................................30
Shareholder Meeting Date....................................................60
Stock Option Agreement.......................................................1
Subsidiary..................................................................60
Substitute Option............................................................9
Superior Proposal...........................................................41
Surviving Corporation........................................................2
Tax.........................................................................61
Tax Return..................................................................61
Termination Date............................................................53
Termination Fee.............................................................55
Third Party.................................................................39
Total Merger Consideration..................................................51
Trigger Date................................................................54
Voting Agreements............................................................1
Warrants....................................................................61
Year 2000 Compliant.........................................................28

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of June 14, 1999 (this "Agreement"), by and among UNISYS CORPORATION ("Parent"), a Delaware
 ---------                                               ------
corporation,  SHELLCO  INC.  ("Merger  Sub"),  a  California  corporation  and a
                               -----------
wholly-owned   subsidiary  of  Parent,   and  PULSEPOINT   COMMUNICATIONS   (the
"Company"),  a California  corporation.  Parent,  Merger Sub and the Company are
 -------
sometimes referred to herein, individually,  as a "Party," and, together, as the
                                                   -----
"Parties." Certain capitalized terms used herein are defined in Section 9.3.
 -------

                              W I T N E S S E T H:

            WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set
                    ------
forth in this Agreement is advisable, fair to and in the best interests of their respective corporations and shareholders and have approved the Merger;

            WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder (the "Code");
                             ----

            WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a pooling-of-interests under United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of
                                  ----
the Securities and Exchange Commission (the "SEC");
                                             ---

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have executed and delivered a Stock Option Agreement, dated as of the date hereof (the "Stock Option Agreement"),
                                                      -----------------------
pursuant to which the Company is granting to Parent an option to purchase, under certain circumstances, up to a number of shares of common stock, no par value, of the Company (the "Company Common Stock" or "Company Common Shares") equal to
                     ---------------------      ---------------------
19.9% of the outstanding shares of Company Common Stock with an exercise price per share equal to $6.60; and

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, certain persons listed on Exhibit A (the "Preferred
                                                     ----------        ---------
Holders") have entered into Voting  Agreements  with Parent dated as of the date
-------
of this  Agreement  in the  form  attached  hereto  as  Exhibit  B (the  "Voting
                                                        ----------        ------
Agreements"), pursuant to which such persons
----------
have agreed, among other things, to vote all voting securities of the Company beneficially owned by such persons in favor of approval and adoption of this Agreement and the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger.  At the Effective Time and subject to and upon the
                  ----------
terms and conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL"), Merger Sub shall be merged with and into
                               ----
the Company and the separate corporate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger and as of the Effective
                ----------------------
Time shall be a wholly-owned subsidiary of Parent. The Merger shall have the effects specified in the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and obligations of Merger Sub and the Company shall become the debts, liabilities and obligations of the Surviving Corporation.

      Section 1.2 The  Closing;  Effective  Time.  (a) The closing of the Merger
                  ------------------------------
(the  "Closing")  shall take place (i) at the offices of Fried,  Frank,  Harris,
       -------
Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second business day following the date on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement unless that second business day would be September 1, 1999 in which case the Parties shall use reasonable best efforts to ensure that the closing shall take place on August 31, 1999 or (ii) at such other place, time and/or date as Parent and the Company shall agree (the date of the Closing, the "Closing Date").
                                                   ------------

            (b) On the Closing Date, Parent, the Company and Merger Sub shall cause a merger agreement in such form as is required by Sections 1101, 1102 and 1103 of the CGCL (the "Agreement of Merger") to be properly executed and
                         ---------------------
acknowledged, and filed with the Secretary of State of the State of California as provided in the CGCL. The Merger shall become effective at such time at which such Agreement of Merger shall be duly filed with the Secretary of State of the State of California or at the time specified in the Agreement of Merger, if any (the time that the Merger becomes effective, the "Effective Time").
                --------------

      Section 1.3 Subsequent Actions.  If, at any time after the Effective Time,
                  ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record or otherwise the
Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

      Section 1.4 Articles of Incorporation;  Bylaws;  Directors and Officers of
                  --------------------------------------------------------------
the Surviving  Corporation.  Unless  otherwise  agreed by Parent and the Company
--------------------------
prior to the Closing, at the Effective Time:

            (a) the Articles of Incorporation of the Company shall be amended to read in their entirety as set forth on Exhibit C hereto, and as so amended
                                            ---------
shall constitute (until amended as provided by applicable law and such Articles of Incorporation, as applicable) the articles of incorporation of the Surviving Corporation;

            (b) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

            (c) the officers of Merger Sub immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

            (d) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II

                              EFFECT OF THE MERGER

      Section 2.1 Treatment of Capital Stock. The manner and basis of converting
                  --------------------------
the Company Shares and the shares of common stock of Merger Sub, by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Article II.

      Section 2.2 Conversion of Company  Common  Stock.  (a) Subject to Section
                  ------------------------------------
2.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares), and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive an amount of validly issued, fully paid and nonassessable shares of Parent's Common Stock, $.01 par value per share (the "Parent Common Stock" or
                                                        --------------------
"Parent   Shares"),   which  is  equal  to  the  Exchange  Ratio  and  including
 ---------------
corresponding rights to purchase shares of Junior Preferred Stock pursuant to the Parent Rights Agreement. Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to Parent Common Stock or Parent Shares to be received in accordance with the Merger shall be deemed to include such associated rights under the Parent Rights Agreement.

            (b)   The  "Exchange Ratio" means a fraction (expressed as a decimal
                        --------------
and rounded to the nearest one-thousandth), such fraction to be in the ratio provided below. If the Average Stock Price (as defined below) is:

            (i) greater than $33.00, the Common Stock Exchange Ratio shall be equal to $6.60 divided by the Average Stock Price;

            (ii) equal to or greater than $27.00 and less than or equal to $33.00, the Common Stock Exchange Ratio shall be fixed at 0.20; and

            (iii) less than $27.00, the Common Stock Exchange Ratio shall be equal to $5.40 divided by the Average Stock Price.

"Average  Stock  Price"  means the average of the Daily Per Share Prices for the
 ---------------------
twenty consecutive trading days ending on the fourth trading day prior to the Company Shareholder Meeting. The "Daily Per Share Price" for any trading day
                                     ----------------------
means the last reported sale price per share of Parent Common Stock as reported on the NYSE Composite Transaction Tape for that day.

            (c) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common Stock shall evidence the right to receive shares of Parent Common Stock on the basis set forth in Section 2.2(a) above (and cash in lieu of any fractional shares pursuant to Section 2.8.)

      Section 2.3 Conversion of Company Preferred Stock.
                  -------------------------------------

            (a) Subject to Section 2.8, each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares), and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive an amount of validly issued, fully paid and nonassessable shares of Parent Common Stock, which is equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock issuable upon conversion of a share of Company Preferred Stock immediately prior to the Effective Time.

            (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Company Preferred Stock shall evidence the right to receive shares of Parent Common Stock on the basis set forth in Section 2.3(a) above (and cash in lieu of any fractional shares pursuant to Section 2.8).

      Section 2.4 Cancellation of Excluded  Shares.  At the Effective Time, each
                  --------------------------------
Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall forthwith cease to be outstanding, shall be canceled and retired, and no shares of stock or other securities of Parent or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made or paid, in respect thereof.

      Section 2.5 Conversion  of Common  Stock of Merger Sub. At the  Effective
                  ------------------------------------------
Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

      Section 2.6 Exchange Agent; Exchange Procedures.  (a) Subject to the terms
                  -----------------------------------
and conditions of this Agreement, at or prior to the Effective Time, Parent shall appoint a bank or trust company selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), to effect the exchange of
                                   ---------------
Company Shares for shares of Parent Common Stock in accordance with the provisions of this Article II. From time to time following the Effective Time upon the requisition by the Exchange Agent, Parent shall deposit, or cause to be deposited, with the Exchange Agent certificates representing the shares of Parent Common Stock to be issued in the Merger, any cash payable in respect of fractional shares in accordance with Section 2.8 and the amount of any dividends or distributions in accordance with Section 2.6(b) (the "Exchange
                                                                        --------
Fund").
----

            (b) As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (other than the Excluded Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of certificates which immediately prior to the Effective Time represented Company Shares for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares, if any. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such certificate or certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder thereof shall be entitled to receive a certificate or certificates representing the number of whole shares of Parent Common Stock into which the Company Shares which immediately prior to the Effective Time were represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 or Section 2.3 as appropriate, together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any. Unless and until any certificate or certificates which immediately prior to the Effective Time represented Company Shares are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Parent Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate or certificates in respect thereof. Except as otherwise provided herein, upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented Company Shares, the record holder of the certificate or certificates representing shares of Parent Common Stock issued in exchange therefore shall be entitled to receive
(i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Parent Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

      Section 2.7 Transfer Books.  The stock transfer books of the Company shall
                  --------------
be closed at the Effective Time and no transfer of any Company Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of any Company Shares that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such Company Shares shall have been converted in the Merger shall be issued to the transferee together with a cash payment (net of any applicable tax withholdings) in lieu of fractional shares, if any, in accordance with Section 2.8, and a cash payment in accordance with Section 2.6(b) of dividends or distributions, if any, only if the certificate or certificates which immediately prior to the Effective Time represented such Company Shares are surrendered as provided in Section 2.6, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

      Section 2.8 No  Fractional  Share  Certificates;  Termination  of Exchange
                  --------------------------------------------------------------
Fund. (a) No scrip or fractional share  certificate for Parent Common Stock will
----
be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented Company Shares, and no outstanding fractional share interest will entitle the holder thereof to vote or receive dividends or distributions or any other rights of a shareholder of Parent with respect to such fractional share interest. Each holder entitled to receive a fractional share of Parent Common Stock but for this Section 2.8(a) shall be entitled to receive an amount of cash (net of applicable tax withholdings) equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares held immediately prior to the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the NYSE Composite Transaction Tape on the trading day immediately prior to the Closing Date. No interest shall be payable in respect of any cash payment for fractional share interests.

            (b) Any portion of the Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to Parent upon demand, and each holder of Company Shares who had not theretofore surrendered certificates or certificates which immediately prior to the Effective Time represented Company Shares in accordance with the provisions of this Article II shall thereafter look only to Parent for satisfaction of such holder's claims for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions payable in accordance with
Section 2.6(b). Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      Section 2.9 Dissenting Shares.  Notwithstanding anything in this Agreement
                  -----------------
to the contrary,  Company  Shares which are  "dissenting  shares" (as defined in
Section 1300(b) of the CGCL), if any, shall not be converted into or represent a right to receive any shares of Parent Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the CGCL. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the CGCL shall receive payment from the Surviving Corporation in accordance with the CGCL; provided,
                                                                       --------
however,  that (i) if any such holder of dissenting  shares shall have failed to
-------
establish his entitlement to appraisal rights as provided in the CGCL, (ii) if any such holder of dissenting shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CGCL or (iii) if, as to the Company Common Shares, neither any holder of dissenting shares which are shares of Company Common Stock nor the Surviving Corporation shall have filed a petition demanding a determination of the fair value of all dissenting shares of Company Common Stock within the time provided in the CGCL, such holder or holders (as the case may be) of Company Common Stock shall forfeit the right to appraisal of such shares of Company Common Stock, and if, as to the Company Preferred Shares, neither any holder of dissenting shares which are shares of Company Preferred Stock nor the Surviving Corporation shall have filed a petition demanding a determination of the fair value of all dissenting shares of Company Preferred Stock within the time period provided by the CGCL, such holder or holders (as the case may be) of Company Preferred Stock shall forfeit the right to appraisal of such shares of Company Preferred Stock and, in either case, such shares shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of Parent Common Stock, without interest thereon, as provided in Section 2.1(a).

      Section 2.10 Dividends.  Parent and the Company shall coordinate with each
                   ---------
other the declaration of, and the setting of record dates and payment dates for, dividends (if any) in respect of their respective common stock so that, in respect of any fiscal quarter, holders thereof (i) do not receive dividends in respect of both (x) Company Shares and (y) shares of Parent Common Stock received pursuant to the Merger in respect thereof or (ii) fail to receive a dividend in respect of both (x) Company Shares and (y) the shares of Parent Common Stock received pursuant to the Merger in respect thereof.

      Section 2.11 Certain  Adjustments.  If between the date of this  Agreement
                   --------------------
and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any stock split or combination of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Exchange Ratio shall be appropriately adjusted to provide the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

      Section 2.12 Withholding  Rights.  Each of Parent and the Company shall be
                   -------------------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of certificates which prior to the Effective Time represented Company Shares such amounts as Parent or the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld by Parent or the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of which such deduction and withholding was made by Parent or the Company, as the case may be.

      Section 2.13 Lost,  Stolen or  Destroyed  Certificates.  In the event any
                   -----------------------------------------
certificates representing Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, shares of Parent Common Stock and cash in lieu of fractional shares thereof as may be required pursuant to Sections 2.2, 2.3 and 2.8; provided, however, that Parent may in its discretion, and as a condition
--------   -------
precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.


      Section 2.14 Options to Purchase  Company  Shares.  (a)  Effective at the
                   ------------------------------------
Effective Time, each unexpired and unexercised outstanding option or stock purchase right, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock (the "Company Options")
                                                              ----------------
previously granted by the Company or any of its Subsidiaries under the Company's 1983 Stock Option Plan, as amended, or its Directors Stock Option Plan, as amended (such plans, as amended, are collectively referred to herein as the "Company Stock Option Plans"), shall be converted automatically into an option
 --------------------------
or right to acquire the number of shares of Parent  Common Stock (a  "Substitute
                                                                      ----------
Option"),  rounded to the nearest whole share, determined by multiplying (i) the
------
number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (ii) the Exchange Ratio. The exercise price per share of Parent Common Stock subject to each Substitute Option shall be equal to the exercise price per share of Company Common Stock subject to the relevant Company Option divided by the Exchange Ratio and then rounded to the nearest one one-hundredth of a cent; provided, however, that, in the case of any
                                     --------  -------
Company Option which is qualified as an incentive stock option under Section 422 of the Code, the conversion formula (both as to number of shares to be subject to the related Substitute Option and the exercise price of the related Substitute Option) shall be adjusted, if necessary, to comply with Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Option immediately prior to the Effective Time (including those terms which may have caused such Company Option/Substitute Option to become exercisable in full in connection with the consummation of the transactions contemplated by this Agreement). As soon as practicable after the Effective Time, Parent shall deliver to the holders of the Substitute Options appropriate notice setting forth such holders' rights pursuant thereto. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Stock Option Plans, which shall be assumed in accordance with this Section 2.14.

            (b) As soon as is reasonably practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (if available and required) (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to such options and rights and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. The Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall use its reasonable best efforts, prior to or as of the Effective Time, to take all necessary actions, pursuant to and in accordance with the terms of the Company Stock Option Plans and the instruments evidencing the Company Options, to provide for the conversion of the Company Options into options and rights to acquire Parent Common Stock in accordance with this Section 2.14. The Board of Directors of the Company shall, prior to or as of the Effective Time, take appropriate action to approve the cancellation of the Company Options for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Parent shall, prior to or as of the Effective Time, take
      ------------
appropriate action to approve the acquisition of options and rights to purchase Parent Common Stock under the Company Options (as converted pursuant to Section 2.14(a)) for purposes of Section 16(b) of the Exchange Act.

      Section 2.15 Warrants to Purchase  Company Shares.  (a) Prior to the
                   ------------------------------------
Effective Time, the Company and Parent together shall use reasonable best efforts to take all action necessary with respect to the Warrants such that as of and after the Effective Time each Warrant shall entitle the holder thereof to purchase such number of shares of Parent Common Stock as is equal to the product of (x) the number of shares of Company Common Stock subject to such Warrant immediately prior to the Effective Time and (y) the Exchange Ratio; and the exercise price per share of Parent Common Stock subject to such Warrant shall be equal to (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Company shall take no action to cause any Warrant which pursuant to its terms as in effect as of the date hereof would not become exercisable by reason of the transactions contemplated by this Agreement to become exercisable in connection herewith, and nothing contained in this Agreement shall be interpreted as causing any such Warrant to become exercisable, except as provided currently under the terms of the Warrants (subject to the adjustments required by this Section 2.15 after giving effect to the Merger).

            (b) Notwithstanding the foregoing, the number of shares of Parent Common Stock deliverable upon exercise of each Warrant at and after the Effective Time as contemplated by paragraph (a) above shall be rounded, if necessary, to the nearest whole share, and the exercise price with respect thereto shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in Section 2.15(a) and in the prior sentence of this Section 2.15(b), as of and after the Effective Time, each Warrant shall be subject to substantially the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the Company Disclosure Letter or the Company SEC Reports filed with the SEC prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Sub as follows:

      Section 3.1 Organization and Qualification;  Subsidiaries. (a) The Company
                  ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted. Each of the Subsidiaries of the Company is a corporation or other business entity duly organized and validly existing under the laws of its jurisdiction of incorporation or organization. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Subsidiaries of the Company has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, is in good standing under the laws of its jurisdiction of incorporation or organization; and (ii) each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

            (b) Section 3.1(b) of the Company Disclosure Letter contains a list of all Subsidiaries of the Company together with the jurisdiction of incorporation or organization of each such Subsidiary and the number of shares and percentage of each class of each Subsidiary's capital stock or other equity securities owned directly or indirectly by the Company. All of the outstanding shares of capital stock and other equity securities of the Subsidiaries of the Company have been validly issued and are fully paid and nonassessable and all of such shares and securities owned, directly or indirectly, by the Company are owned free and clear of all liens, pledges, security interests or other encumbrances. Except as set forth in Section 3.1(b) of the Company Disclosure Letter, there are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from the Company or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of any of the Subsidiaries of the Company. There are no outstanding obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem of otherwise acquire any shares of capital stock or other equity securities, or any securities convertible, exchangeable or exercisable for or into shares of capital stock or other equity securities, of any Subsidiary of the Company. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company does not directly or indirectly own any interest (debt, equity or otherwise) in any corporation, partnership, limited partnership, joint venture, limited liability company or other business association or entity that is not a Subsidiary of the Company, or have any obligation, commitment or undertaking to acquire any such interest or invest in any such corporation, partnership, joint venture, limited liability company or other business association or entity.

            (c) Except for interests in its Subsidiaries, neither the Company nor any of its Subsidiaries owns directly or indirectly any material equity interest in any Person or has any obligation or has made any commitment to acquire any such interest or make any such investment.

      Section 3.2 Articles  of   Incorporation  and   Bylaws.  The  Company  has
                  ------------------------------------------
furnished to Parent a complete and correct copy of the Articles of Incorporation and Bylaws, as amended to the date of this Agreement, of the Company. Such Articles of Incorporation and Bylaws and all similar organizational documents of the Subsidiaries of the Company are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws and, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Subsidiaries of the Company is in violation of any similar organizational documents of Subsidiaries of the Company.

      Section 3.3 Capitalization.  (a)  The  authorized  capital  stock  of  the
                  --------------
Company consists of 50,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, of which 3,373,334 are designated as Series B Convertible Preferred Stock. No classes or series of preferred stock have been designated other than such Series B Convertible Preferred Stock. At the close of business on May 25, 1999 (the "Company Capital Stock Disclosure Date"), (i)
                               -----------------------------------------
5,577,572  shares of  Company  Common  Stock  and  3,208,534  shares of  Company
Preferred Stock were issued and outstanding, and (ii) no shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury. Section 3.3(a) of the Company Disclosure Letter lists the number of shares of Company Common Stock and Company Preferred Stock reserved for issuance as of the Company Capital Stock Disclosure Date under each of the Benefit Plans or otherwise (including shares of Company Common Stock reserved for future grants of options or rights under the Company Stock Option Plans as of the date hereof and securities issuable upon exercise of the Warrants). Since the Company Capital Stock Disclosure Date, no shares of Company Common Stock or Company Preferred Stock have been issued or reserved for issuance, except for
(i) shares of Company Common Stock issued in respect of the exercise, conversion or exchange of Company Equity Rights outstanding as of the Company Capital Stock Disclosure Date (ii) shares of Company Common Stock issued or reserved for issuance in connection with the Stock Option Agreement or (iii) shares of Company Common Stock reserved for issuance in connection with options granted in accordance with Section 5.1(viii). Section 3.3(a) of the Company Disclosure Letter sets forth the number and type of Company Equity Rights (including the number and class of the Company Shares for or into which such Company Equity Rights are exercisable, convertible or exchangeable and any Benefit Plan pursuant to which such Company Equity Rights were granted or issued) outstanding as of the Company Capital Stock Disclosure Date. As of the date hereof, the conversion price per share of the Company Preferred Stock is $3.00 per share of Company Common Stock, entitling the holder thereof to acquire 2.5 shares of Company Common Stock upon conversion of one Company Preferred Share.

            (b) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any Company Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Company Equity Rights). There are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote together with the Company's shareholders on any matter in respect of which the Company's shareholders are entitled to vote. Except for the Voting Agreements, no shareholders of the Company are party to any voting agreement, voting trust or similar arrangement with respect to Company Shares to which the Company or any Subsidiary of the Company is a Party. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The Company has not repurchased Company Shares since December 31, 1995.

            (c) Section 3.3(c) of the Company Disclosure Letter sets forth the following information for each of the Warrants: (i) the exercise price in effect as of the date hereof, (ii) the identity of the holder(s), (iii) the number of shares of Company Common Stock into which such Warrants are exercisable, and
(iv) a list of all amendments to the terms of such Warrants and a list of any agreements entered into in connection therewith. The Company has provided Parent with true and correct copies of the Warrants and such agreements as may have been amended.

      Section 3.4 Power and Authority;  Authorization;  Valid & Binding. (a) The
                  -----------------------------------------------------
Board of Directors of the Company, at a meeting duly called, duly adopted resolutions approving this Agreement and the Merger, determining that this Agreement is advisable and that the Merger is fair to, and in the best interests of, the Company's shareholders, and recommending that the Company's shareholders adopt this Agreement. The Company has the necessary corporate power and authority to enter into and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby, except that the Merger is subject to the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and Company Preferred Stock as required by the CGCL. The execution and delivery of this Agreement and the Stock Option Agreement by the Company, the performance by it of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company (other than with respect to the Merger, the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and
Company Preferred Stock as required by the CGCL and the Articles of Incorporation of the Company). Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Parent and Merger Sub of the Agreement, and by Parent of the Stock Option Agreement, each of the Agreement and the Stock Option Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 3.5 No Conflict;  Required Filings and Consents. (a) The execution
                  -------------------------------------------
and delivery of this Agreement and the Stock Option Agreement by the Company does not, and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of the Company, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in Section 3.5(b), conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective property is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, the Company or any of its Subsidiaries), require the consent of any other party to, or result in any obligation on the part of the Company or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not,
           ------
individually or in the aggregate, have a Company Material Adverse Effect, or materially impair the ability of Parent to own all of the equity of the Surviving Corporation, or operate its or any of its Subsidiaries' businesses (including the businesses of the Surviving Corporation and its Subsidiaries), following the Effective Time.

            (b)   Except  for  applicable   requirements   under  the  premerger
notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing of the Agreement of Merger pursuant
                       -------
to the CGCL, filings with the SEC under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and any filings required pursuant to
      --------------
any state securities or "blue sky" laws, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement, the Stock Option Agreement or the Merger except for such notices, reports or filings that, if not made, would not, individually or in the aggregate, have a Company Material Adverse Effect, or materially impair the ability of Parent to own all of the equity of the Surviving Corporation, or operate its or any of its Subsidiaries' businesses (including the businesses of the Surviving Corporation and its Subsidiaries), following the Effective Time. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign ("Governmental Entity"), is required to be obtained by the Company or any of its
  -------------------
Subsidiaries in connection with its execution, delivery, performance or consummation of this Agreement, the Stock Option Agreement or the transactions contemplated hereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect, or materially impair the ability of Parent to own all of the equity of the Surviving Corporation, or operate its or any of its Subsidiaries' businesses (including the businesses of the Surviving Corporation and its Subsidiaries), following the Effective Time.

      Section 3.6 SEC Reports;  Financial Statements. (a) The Company has timely
                  ----------------------------------
filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1996, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "Company SEC
                                                                     -----------
Reports"),  and,  with  respect to
-------
the Company SEC Reports filed by the Company after the date hereof and prior to the Closing Date, will promptly deliver or make available, to Parent all of its Company SEC Reports in the form filed with the SEC. The Company SEC Reports (i) complied (and any Company SEC Reports filed after the date hereof will comply) in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not (and any Company SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Company SEC Reports filed after the date hereof, will fairly present in all material respects) the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations, retained earnings and cash flows of the Company and its consolidated Subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that interim financial statements are subject to normal and recurring year-end adjustments which are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC. The financial statements included (or which will be included after the date of this Agreement) in the Company SEC Reports are (or will be) in all material respects in accordance with the books and records of the Company and its Subsidiaries.

            (c) Notwithstanding the foregoing, no representation or warranty is being made in this Section 3.6 with respect to information or statements (including financial information and statements) that are provided by Parent and set forth in any Company SEC Report filed after the date hereof or with respect to any Parent SEC Reports incorporated therein by reference.

      Section 3.7 Absence of Certain  Changes.  Except  pursuant to the terms of
                  ---------------------------
this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, since December 31, 1998, (a) the Company and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change in the business, assets, liabilities, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries, or any development or combination of developments that, individually or in the aggregate, has had or would have a Company Material Adverse Effect and (b) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (ii) any change by the Company to its accounting policies, practices or methods (except for immaterial changes required by a change in GAAP); (iii) any (x) incurrences of indebtedness for borrowed money by the Company and its Subsidiaries except for indebtedness incurred after the date hereof as permitted by Section 5.1(xi); (y) transfers, sales or other dispositions of, or encumbrances placed on, assets or properties by the Company and its Subsidiaries outside of the ordinary course of business consistent with past practice; or (z) damage, destruction or other casualty loss of assets or properties of the Company and its Subsidiaries, whether or not covered by insurance which has had, or would have, a Company Material Adverse Effect; (iv) any change or amendment to the terms of any outstanding securities or material indebtedness of the Company or any of its Subsidiaries; (v) any redemption, repurchase or re-pricing or amendment to the exercise or conversion price of any Company Equity Rights and, except as required by applicable law or pursuant to a contractual obligation in effect as of the relevant date, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement (including Benefit Plans) or (B) any grant of any stock options or other equity related award except for stock option grants after the date hereof as permitted by
Section 5.1(iv); (vi) any amendments to the Company's Articles of Incorporation or Bylaws or similar organizational documents, (vii) any acquisition of any business or assets, other than transactions that were in the ordinary course of business consistent with past practice; (viii) any capital expenditures in excess of $2,000,000 in the aggregate; (ix) any settlement of any threatened or pending material litigation, suit, action, proceeding or investigation; (x) any material tax election made or changed, any material audit settled or any material amended Tax Returns filed; or (xi) any agreement or commitment entered into with respect to any of the foregoing.

      Section 3.8 Litigation  and  Liabilities.  (a) Except as disclosed in the
                  ----------------------------
Company SEC Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the Knowledge of the Company, hearings or investigations pending or, to the Knowledge of the Company, threatened against or otherwise adversely affecting the Company or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Neither the Company nor any of its Subsidiaries has or is subject to any liabilities (absolute, accrued, contingent or otherwise) other than liabilities

(a) adequately reflected on the December 1998 Company Balance Sheet (including any related notes thereto) or (b) which would not, individually or in the aggregate, have a Company Material Adverse Effect or (c) permitted to be incurred pursuant to Section 5.1.

      Section 3.9 No Violation of Law; Permits.  The business of the Company and
                  ----------------------------
each of its Subsidiaries is being conducted in accordance with all applicable law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and the Company and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is (i) subject to any cease and desist or other order, judgment, injunction or decree issued by any Governmental Entity, or (ii) is a party to any written agreement, consent agreement or memorandum of understanding with any Governmental Entity, or (iii) is a party to any commitment letter or similar undertaking to any Governmental Entity, or (iv) to the Knowledge of the Company, is subject to any order or directive by any Governmental Entity, or (v) has adopted any board resolutions at the request of any Governmental Entity that in the case of any of the foregoing clauses (i) through (v) materially restricts the conduct of its business (whether the type of business, the location thereof or otherwise) and which, individually or in the aggregate, would have a Company Material Adverse Effect, nor to the Knowledge of the Company, has the Company been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

      Section 3.10 Benefit Plans. (a) Section 3.10(a) of the Company  Disclosure
                   -------------
Letter contains a list of all Benefit Plans and employment, consulting, severance or termination agreements between the Company or any of its Subsidiaries and any Employee (a "Benefit Agreement"). Neither the Company nor
                                  ------------------
any of its Subsidiaries has adopted or amended in any material respect any Benefit Plan since the date of the most recent audited financial statements included in the Company SEC Reports filed prior to the date hereof.

            (b) With respect to each Benefit Plan and Benefit Agreement, the Company has made available to Parent true, complete and correct copies, where applicable and to the extent that they exist as of the date of this Agreement, of (i) the current plan document or agreement, (ii) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service, (iii) the two most recent actuarial reports, (iv) the most recent summary plan description, (v) the most recent determination letter issued by the Internal Revenue Service, and
(vi) the two most recent audited financial reports concerning such Benefit Plans or Agreements, and any trusts related thereto.

            (c) None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the ERISA Benefit Plans or Benefit Agreements has on or before the date of this Agreement engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any ERISA Benefit Plan or Benefit Agreement that could reasonably be expected to subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to any tax on prohibited transactions imposed by Section 4975 of the Code or to any liability under ERISA. None of the Company, its Subsidiaries or any ERISA Affiliate has at any time during the five-year period preceding the date hereof contributed to any ERISA Benefit Plan that is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or maintained any ERISA Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code.

            (d) As of the date of this Agreement there is no pending dispute, arbitration, claim, suit or grievance involving a Benefit Plan or Benefit Agreement (other than routine claims for benefits payable under any such Benefit
Plan) that would have a Company Material Adverse Effect.

            (e) Each Benefit Plan and Benefit Agreement has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including without limiting the foregoing, the timely filing of all required reports, documents and notices.

            (f) Neither the Company, any of its Subsidiaries nor any ERISA Affiliate (i) maintains or contributes to any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon or after his retirement or termination of employment, except as may be required by Section 4980B of the Code or Title I, subtitle B, part 6 of ERISA; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon or after their retirement or termination of employment, except to the extent required by Section 4980B of the Code or Title I, subtitle B, part 6 of ERISA.

            (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Benefit Plan, Benefit Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to amend or terminate any Benefit Plan and Benefit Agreement. No payment or benefit agreed to by the Company or any of its Subsidiaries which will or may be made by the Company, any of its Subsidiaries, Parent or any of their respective affiliates with respect to any Employee may or will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (h) The Company and each of its Subsidiaries (i) has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (ii) is not liable for any material arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

      Section 3.11 Labor  Matters.  (a) Except for those matters that would not,
                   --------------
individually or in the aggregate, have a Company Material Adverse Effect, no work stoppage, slowdown, lockout or labor strike against the Company or any Subsidiary of the Company by Employees (or any union that represents them) (i) is pending or, to the Knowledge of the Company, threatened or (ii) has occurred since December 31, 1996.

            (b) Except as, individually or in the aggregate, would not have a Company Material Adverse Effect, as of the date of this Agreement, neither the Company nor any Subsidiary of the Company is involved in or, to the Knowledge of the Company, threatened with any labor dispute, grievance, or arbitration or union organizing activity (by it or any of its Employees) involving any Employees.

      Section 3.12 Environmental  Matters.   (a) Except  as  would  not  have  a
                   ----------------------
Company Material Adverse Effect:

                  (i) the Company and each of its Subsidiaries has at all times been operated, and is, in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication from any Person or Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with applicable Environmental Laws;

                  (ii) the Company and each of its Subsidiaries has obtained or has applied for all applicable environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Laws (collectively, the "Environmental Permits") necessary for the construction
                          ---------------------
of its facilities or the conduct of its operations, and such Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its
Subsidiaries are in compliance with all terms and conditions of such Environmental Permits;

                  (iii) there is no  Environmental  Claim  pending or threatened
(i) against the Company or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by the Company or any of its Subsidiaries, or (iii) against any real or personal property or operations which the Company or any of its Subsidiaries owns, leases or operates, in whole or in part;

                  (iv) there have been no Releases of any Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against the Company, any of its Subsidiaries or any predecessor thereof, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by the Company or any of its Subsidiaries;

                  (v) there are, and have been, no underground or aboveground storage tanks, incinerators or surface impoundments, at, on, under or within any real property currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor thereof, that would be reasonably likely to form the basis of any Environmental Claim against the Company, its Subsidiaries or any predecessor thereof, or against any Person whose liability for any Environmental Claim has been retained or assumed contractually by the Company or any of its subsidiaries; and

                  (vi) none of the properties currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor thereof, are now, or were in the past, listed on the National Priorities List of Superfund Sites or any analogous state list.

            (b)   For purposes of this Agreement:

                  (i)   "Environmental Claim" means any and all  administrative,
                         -------------------
regulatory or judicial actions, suits, demands, demand letters, information requests, directives, claims, liens, investigations, proceedings or notices of noncompliance, violation or status as a potentially responsible person or otherwise liable party (written or oral) by any person (including any federal, state, local or foreign governmental authority) relating to or alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not currently or formerly owned, operated, leased or managed by the Company, any of its Subsidiaries or any predecessor thereof; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any
and  all   claims   by  any   third   party   seeking   damages,
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                  (ii)  "Environmental   Laws"  means  all  applicable  foreign,
                         --------------------
federal, state and local laws, rules, requirements, regulations and judicial or administrative opinions relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human or employee health or safety including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of Hazardous Materials in buildings.

                  (iii) "Hazardous  Materials"  means (A)  any  petroleum or any
                         --------------------
by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation,
                            ----
electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

                  (iv)  "Release" means any release, spill,  emission,  leaking,
                         -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

      Section 3.13 Vote  Required;  Options.  (a) No state  takeover or similar
                   ------------------------
statute or regulation of any state in which the Company or any of its subsidiaries is organized, incorporated or qualified to do business applies to the Merger, this Agreement, the Stock Option Agreement (including the purchase of shares of Company Common Stock thereunder), the Voting Agreements or any of the transactions contemplated hereby or thereby.

            (b) The Board of Directors of the Company has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting the Company to repurchase Company Shares.

            (c)   The  affirmative votes at the Company  Shareholder  Meeting of
(i) the holders of a majority of the outstanding shares of Company Common Stock and (ii) the holders of a majority of the outstanding shares of Company Preferred Stock, in each case voting as a separate class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated hereby.

      Section 3.14 Opinion of  Financial  Advisor.  The Company or its Board of
                   ------------------------------
Directors has received the written opinion of Morgan Stanley & Co. Incorporated (the "Company Financial Advisor"), dated as of the date hereof, to the effect
      ---------------------------
that, as of the date hereof, the consideration to be received in the Merger by the holders of Company Common Shares who hold such Company Common Shares immediately prior to the Effective Time is fair to the holders of Company Common Shares from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Advisor, the inclusion of such opinion (and appropriate references thereto) in the Joint Proxy Statement/Prospectus.

      Section 3.15 Brokers.  The Company and its  Subsidiaries  have not engaged
                   -------
any broker, finder, investment banker or other Person (other than the Company Financial Advisor) entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement. The expected amounts of such fees and commissions have been disclosed in writing to Parent based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has previously provided to Parent copies of any agreements giving rise to any such fee or commission.

      Section 3.16 Tax Matters.
                   -----------

            (a) All material Tax Returns required to be filed by the Company and each of its Subsidiaries either on a separate or combined or consolidated basis have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions granted by a Government Entity;

            (b) all such Tax Returns are complete and accurate in all material respects;

            (c) all Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid;

            (d) no deficiencies for any Taxes have been either (A) asserted in writing, proposed in writing or assessed in writing against the Company or any of its

Subsidiaries or (B) as to which the Company has Knowledge based upon personal contact with any agent of a taxing authority;

            (e) none of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and no written requests for waivers of the time to assess any Taxes of the Company or its Subsidiaries are pending;

            (f) none of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return;

            (g) the Company has delivered or made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Company and its Subsidiaries since December 31, 1994;

            (h) the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the month ended April 30, 1999, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet as of and for the months ended April 30, 1999 (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past customs and practice of the Company and its Subsidiaries in filing their income Tax Returns;

            (i) the Company has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section 355(a) of the Code) in a transaction subject to section 355 of the Code within the past two years;

            (j) no written claim, and to the Knowledge of the Company, no claim, has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

            (k) none of the Company and its Subsidiaries has any unrecognized gains relating to deferred intercompany transactions;

            (l) there are no excess loss accounts, as defined in Reg. S 1.1502-19, between or among any members of the affiliated group of corporations of which Company is the common parent; and

            (m) Section 3.16 of the Company Disclosure Letter lists all federal, state, local and foreign Tax Returns filed with respect to any of the Company and its

Subsidiaries for taxable periods ending on or after March 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are subject of an audit.

      Section 3.17 Intellectual  Property.  Neither  the Company nor  any of its
                   ----------------------
Subsidiaries currently utilizes, or to the Knowledge of the Company, including the general counsel and members of the legal department of the Company involved in intellectual property and the Company's chief technology officer, has in the past utilized, any existing or pending Intellectual Property Rights, except for those which are owned, possessed or lawfully used by the Company or its Subsidiaries in their business operations, and neither the Company nor any of its Subsidiaries infringes upon or unlawfully uses any Intellectual Property Right owned or validly claimed by another Person except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries own free and clear of all liens and encumbrances, have a valid license to use or have the right validly to use all existing and pending Intellectual Property Rights necessary to carry on their respective business substantially as currently conducted except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Knowledge of the Company after due inquiry, no person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right in a manner that would result in a Company Material Adverse Effect.

      Section 3.18 Title  to  Property.  (a)  The  Company  and  each  of  its
                   -------------------
Subsidiaries have good title to all of their real properties and other material assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially interfere with the marketability or the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect, and except for liens which secure indebtedness reflected in the December 1998 Company Balance Sheet; and, to the Company's Knowledge, all leases pursuant to which the Company or any of its Subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Section 3.18(b) of the Company Disclosure Letter identifies all real property owned by the Company and its Subsidiaries and all material real property leased or operated by the Company and its Subsidiaries.

      Section 3.19 Contracts and Commitments. (a) Section 3.19(a) of the Company
                   -------------------------
Disclosure Letter contains a complete and accurate list of all material contracts (written or oral), leases, plans, undertakings, commitments or agreements which involve (or are reasonably likely to involve) payments or receipts by the Company or any of its Subsidiaries in excess of $750,000 for a period of two years from the date of this Agreement ("Contracts") to which the
                                                       ---------
Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement. As of the date of this Agreement, (i) each of such Contracts is valid and binding upon the Company or the applicable Subsidiary (and, to the Company's Knowledge, on all other parties thereto) in accordance with its terms and is in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in breach or violation of or in default in any material respect, or in breach or violation of or in default under, in any material respect, any Debt Instrument to which it or any of its Subsidiaries is a party (in each case whether or not such breach, violation or default has been waived), (iii) to the Knowledge of the Company, no counter-party is in breach or violation of or in default under, in any material respect, any Contract to which the Company or any of its Subsidiaries is a party, and (iv) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of such Contracts or Debt Instruments.

            (b) Section 3.19(b) of the Company Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $750,000 of the Company or any of its Subsidiaries (other than such Indebtedness payable to the Company or any of its Subsidiaries) is outstanding or may be incurred (any of the foregoing, a "Debt Instrument"). "Indebtedness" shall mean
                                   ---------------      ------------
(i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (v) guarantees of any such indebtedness of any other person.

      Section 3.20 Proxy  Statement/Prospectus;  Registration Statement. None of
                   ----------------------------------------------------
the information to be supplied by the Company or its Subsidiaries for inclusion or incorporation by reference from the Company SEC Reports in the Joint Proxy Statement/Prospectus to be sent to the shareholders of the Company in connection with the Company Shareholder Meeting or any amendment thereof or supplement thereto, will, on the date it becomes effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of the Company Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information to be supplied by the Company or its Subsidiaries for inclusion or incorporation by reference from the Company SEC Reports in the Form S-4 pursuant to which shares of Parent Common Stock issued in the Merger will be registered under the Act, of which the Joint Proxy Statement/Prospectus will form a part, will, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      Section 3.21 Pooling of  Interests;  Reorganization.  The Company  intends
                   --------------------------------------
that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC. Neither the Company nor any of its affiliates has taken or agreed to take any action, nor does the Company have any Knowledge of any fact or circumstance with respect to the Company, which would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling of interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

      Section 3.22 Restrictions  on  Business   Activities.   Except  for   this
                   ---------------------------------------
Agreement, there is no judgment, injunction, order or decree or material agreement (including, without limitation, agreements containing provisions restricting the Company or any of its Subsidiaries from entering or engaging in any line of business, agreements containing geographic restrictions on the Company's or any of its Subsidiaries' ability to operate their respective businesses and agreements containing rights of first refusal, rights of first offer, exclusivity, "requirements" or similar provisions) binding upon the Company or any of its Subsidiaries which has or would have the effect of materially prohibiting or impairing the conduct of the businesses of the Company or any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries.

      Section 3.23 Related  Party  Transactions.  Neither the Company nor any of
                   ----------------------------
its Subsidiaries is party to a Contract involving consideration of more than $100,000 for any individual Contract or series of related Contracts with any Related Party which are currently in effect or which, to the Knowledge of the Company, were in effect or were consummated at any time on or after December 31, 1998. For the purpose of this Agreement, "Related Party" means (i) any officer,
                                           -------------
director or greater than 5% shareholder of the Company or any of its Subsidiaries, (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the persons listed in clause (i), and (iii) any affiliate of any of the persons listed in clauses (i) and (ii) other than the Company or any of its Subsidiaries.

      Section 3.24 Insurance.  All current  material  insurance  policies are in
                   ---------
full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all requirements of law and of all Contracts to which the Company or any of its Subsidiaries is a party, (ii) provide insurance coverage for the assets and operations of the Company and each of its Subsidiaries consistent with the coverage customarily maintained by similarly situated companies, and (iii) will not in any material way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. To the Knowledge of the Company, during the last three years neither the Company nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

      Section 3.25 Year 2000. (a) All products and services  currently  provided
                   ---------
by the Company or its Subsidiaries and all products currently supported by the Company or its Subsidiaries are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century ("Year 2000
                                                                       ---------
Compliant")  or can be  freely  modified  by the  Company  to be made  Year 2000
---------
Compliant (without breaching any third party license agreements or otherwise infringing any Intellectual Property Rights of any third party), except where such failure to be Year 2000 Compliant would not have a Company Material Adverse Effect. The Company has the capacity to provide Year 2000 Compliant substitute products to its and its Subsidiaries' customers for any products which cannot be so freely modified to be made Year 2000 Compliant (without breaching any third party license agreements or otherwise infringing any Intellectual Property Rights of any third party), except where such failure to have such capacity would not have a Material Adverse Effect. Except as disclosed in Section 3.25 of the Company Disclosure Letter, all agreements by the Company and its
Subsidiaries with clients that represent that the Company's (or its Subsidiaries') products and/or services are Year 2000 Complaint contain provisions excluding consequential, incidental and similar damages.

            (b) All systems owned by, licensed to or operated or used by the Company or any of its Subsidiaries are Year 2000 Compliant or can freely be modified to be made Year 2000 Compliant without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party, except where such failure to be Year 2000 Compliant would not have a Company Material Adverse Effect.

            (c)   The   Company   has  the   capacity   to  effect  any  of  the
modifications referred to in this Section 3.25 and the remaining costs of such modifications in the aggregate will not have a Company Material Adverse Effect.

      Section 3.26 Foreign Corrupt Practices,  etc. None of the Company,  any of
                   -------------------------------
its Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                                   ARTICLE IV

              REPRESENTATIONS & WARRANTIES OF PARENT AND MERGER SUB

            Except as set forth in the Parent Disclosure Letter or the Parent SEC Reports filed with the SEC prior to the date hereof, Parent and Merger Sub hereby represent and warrant to the Company as follows:

      Section 4.1 Organization and Qualification;  Subsidiaries. (a) Parent is a
                  ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the requisite corporate or other organizational power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, in each case except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (b) All of the outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of Merger Sub are owned by Parent free and clear of all liens, pledges, security interests or other encumbrances. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Parent or Merger Sub at any time, or upon the happening of any stated event, any shares of capital stock or other equity securities of Merger Sub.

      Section 4.2 Certificate of Incorporation and Bylaws. Parent has furnished,
                  ---------------------------------------
or otherwise made available, to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws, as amended to the date of this Agreement, of each of Parent and Merger Sub. Such Certificate of Incorporation and Bylaws of each of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation or Bylaws.

      Section 4.3  Capitalization.  (a) The  authorized  capital stock of Parent
                  ---------------
consists of 720,000,000 shares of Parent Common Stock and 40,000,000 shares of Preferred Stock, par value $1.00 per share, of which 1,500,000 are designated as Junior Participating Preferred Stock and 30,000,000 are designated as Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). At the
                                            -------------------------
close of business on April 30, 1999, (i) 271,478,652 shares of Parent Common Stock, no shares of Junior Preferred Stock and 19,741,630 shares of Series A Preferred Stock were issued and outstanding and (ii) 1,848,901 shares of Parent Common Stock, and no shares of Junior Preferred Stock and no shares of Series A Preferred Stock, were held by Parent in its treasury. As of April 30, 1999, 28,212,136 shares of Parent Common Stock were reserved for issuance upon exercise of Parent Equity Rights (other than the Series A Preferred Stock) and 38,364,212 shares of Parent Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock.

            (b) There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any Parent Equity Rights (except in connection with the exercise, conversion or exchange of outstanding Parent Equity Rights and except for redemptions or repurchases of shares of Series A Preferred Stock). All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote together with Parent's shareholders on any matter in respect of which the Parent's shareholders are entitled to vote. Except as disclosed in the Parent SEC Reports, no shareholders of Parent are party to any voting agreement, voting trust or similar arrangement with respect to Parent Shares to which Parent or any Subsidiary of Parent is a party.

      Section 4.4 Power and Authority;  Authorization;  Valid & Binding. Each of
                  -----------------------------------------------------
Parent and Merger Sub has the necessary corporate power and authority to deliver this Agreement and to perform its obligations hereunder, as applicable, and to consummate the transactions contemplated hereby, as applicable. The execution and delivery by each of Parent and Merger Sub of this Agreement and, in the case of Parent, the Voting Agreements and the Stock Option Agreement, the performance by it of its obligations hereunder and thereunder, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. No vote of the shareholders of Parent is required to approve the Merger, this Agreement or the transactions contemplated hereby. Each of this Agreement, the Voting Agreements and the Stock Option Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against such parties in accordance with the terms hereof or thereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.5 No Conflict;  Required Filings and Consents. (a) The execution
                  -------------------------------------------
and delivery of this Agreement by each of Parent and/or Merger Sub and the Voting Agreements and Stock Option Agreement by Parent does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and thereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective property is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, result in the creation of a lien, claim or encumbrance on any of the properties or assets of Parent or any of its Subsidiaries (including
Merger Sub) pursuant to, result in the loss of any material benefit under (including an increase in the price paid by, or cost to, Parent or any of its Subsidiaries (including Merger Sub), require the consent of any other party to, or result in any obligation on the part of Parent or any of its Subsidiaries (including Merger Sub) to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Parent or any of its Subsidiaries (including Merger Sub) is a party or by which Parent or any of its Subsidiaries (including Merger Sub) or any of their respective property is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (b) Except for applicable requirements under the premerger notification requirements of the HSR Act, the filing of the Agreement of Merger pursuant to the CGCL, filings with the SEC under the Securities Act and the Exchange Act, and any filings required pursuant to any state securities or "blue sky" laws, neither Parent nor any of its Subsidiaries (including Merger Sub) is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement, the Voting Agreements, the Stock

Option Agreement or the Merger except for such notices, reports or filings, that, if not made, would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Parent or any of its Subsidiaries (including Merger Sub) in connection with its execution, delivery, performance or consummation of this Agreement, the Voting Agreements, the Stock Option Agreement or the transactions contemplated hereby and thereby except for such waivers, consents, approvals or authorizations that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

      Section 4.6 SEC Reports; Financial Statements. (a) Parent has timely filed
                  ---------------------------------
all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 1996, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "Parent SEC
                                                                      ----------
Reports"), and, with respect to the Parent SEC Reports filed by Parent after the
-------
date hereof and prior to the Closing Date, will deliver or make available, to the Company all of its Parent SEC Reports in the form filed with the SEC. The Parent SEC Reports (i) complied (and any Parent SEC Reports filed after the date hereof will comply) in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not (and any Parent SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b)   The financial  statements, including  all  related  notes  and schedules, contained in the Parent SEC Reports (or incorporated therein by reference) fairly present in all material respects (or, with respect to financial statements contained in the Parent SEC Reports filed after the date hereof, will fairly present in all material respects) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of operations, retained earnings and cash flows of Parent and its consolidated Subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and the rules and regulations of the SEC, except that interim financial statements are subject to normal and recurring year-end adjustments which are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC. The financial statements included (or which will be included after the date of this Agreement) in the Parent SEC Reports are (or will be) in all material respects in accordance with the books and records of Parent and its Subsidiaries.

            (c) Notwithstanding the foregoing, no representation or warranty is being made in this Section 4.6 with respect to information or statements
(including financial information and statements) that are provided by the Company and set forth in any Parent SEC Report filed after the date hereof or with respect to any Company SEC Reports incorporated therein by reference.

      Section 4.7 Absence of Certain  Changes.  Except  pursuant to the terms of
                  ---------------------------
this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (a) since December 31, 1998, there has not been any change in the business, assets, liabilites, results of operations or condition (financial or otherwise) of Parent or any development or combination of developments that, individually or in the aggregate, has had or would have a Parent Material Adverse Effect and (b) since December 31, 1998 until the date hereof, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, other than cash dividends on the Series A Preferred Stock consistent with past practice and payment of the redemption price of shares of Series A Preferred Stock and other amounts paid to induce conversion of Series A Preferred Stock, (ii) any split, combination or reclassification of any of its capital stock, or (iii) any change by Parent to its accounting policies, practices or methods materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

      Section 4.8 Litigation and  Liabilities.  There are no civil,  criminal or
                  ---------------------------
administrative actions, suits or claims, proceedings (including condemnation proceedings) or, to the Knowledge of Parent, hearings or investigations pending or, to the Knowledge of Parent, threatened against, or otherwise adversely affecting Parent or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

      Section 4.9 No Violation of Law; Permits.  The business of Parent is being
                  ----------------------------
conducted in accordance with all applicable law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and Parent has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, have a Parent Material Adverse Effect. Parent (i) is not subject to any cease and desist or other order, judgment, injunction or decree issued by any Governmental Entity,
(ii) is not a party to any written agreement, consent agreement or memorandum of understanding with any Governmental Entity, (iii) is not a party to any commitment letter or similar undertaking to any Governmental Entity, (iv) is not subject to any order or directive by any Governmental Entity, (v) has not adopted any board resolutions at the request of any Governmental Entity, that in the case of any of clauses (i) - (v) materially restricts the conduct of its business (whether the type of business, the location thereof or otherwise) and which, individually or in the aggregate, would have a Parent Material Adverse Effect, nor to the Knowledge of Parent, has Parent been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

      Section 4.10 Proxy  Statement/Prospectus;  Registration Statement. None of
                   ----------------------------------------------------
the information to be supplied by Parent or its Subsidiaries for inclusion or incorporation by reference from the Parent SEC Reports in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date it becomes effective with the SEC, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement, at the time of the Company Shareholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information to be supplied by Parent or its Subsidiaries for inclusion or incorporation by reference from the Parent SEC Reports in the Form S-4, of which the Joint Proxy Statement/Prospectus will form a part, will, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      Section 4.11 Pooling of Interests; Reorganization. Parent intends that the
                   ------------------------------------
Merger be accounted for under the "pooling of interests" method under the requirements of Opinion 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the rules and regulations of the SEC. Neither Parent nor any of its affiliates has taken or agreed to take any action, nor does Parent have any Knowledge of any fact or circumstance with respect to Parent or Merger Sub, which would prevent the business combination to be effected pursuant to the Merger from being accounted for as a "pooling of interests" under GAAP or the rules and regulations of the SEC or prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

      Section 4.12 Merger Sub.  Merger Sub was formed  solely for the purpose of
                   ----------
engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      Section 4.13 Valid  Issuance.  The Parent Common Stock to be issued in the
                   ---------------
Merger, when issued in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable.

      Section 4.14 Brokers.  Parent  has not  engaged  any  broker,  finder or
                   -------
investment  banker  or  other  Person  entitled  to  any  brokerage,   finder's,
investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 5.1 Interim  Operations  of the Company.  Between the date of this
                  -----------------------------------
Agreement and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (unless Parent shall otherwise provide its prior written consent or except as otherwise contemplated by this Agreement):

                  (i) conduct its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to (x) preserve intact its business organization, and (y) maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, and others having business dealings with it;

                  (ii) not (A) amend the Articles of Incorporation or Bylaws of the Company or enter into any agreement with any of its shareholders or other holders of equity interests in their capacity as such; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock or other equity securities; (C) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its shares of capital stock or other equity securities, or securities convertible, exercisable or exchangeable for, any of its shares of capital stock or other equity securities, other than dividends and distributions by wholly owned Subsidiaries of the Company; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock or other equity securities, or securities convertible, exercisable or exchangeable for, any of its shares of capital stock or other equity securities (it being understood that this clause (D) shall not prohibit the exercise, or conversion at the election of the holder thereof of Company Equity Rights outstanding on the date of this Agreement);

                  (iii) not take any action that would prevent the business combination to be effected pursuant to the Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC and not take any action that would prevent the business combination to be effected pursuant to the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code;

                  (iv) except as required by applicable law or pursuant to contractual obligations in effect as of the date of this Agreement, not (A) execute, establish, adopt or amend, or accelerate rights or benefits under, any Benefit Agreement, any Benefit Plan, or any collective bargaining agreement, (B) grant any severance or termination pay to any Employee, (C) grant any stock options or other equity related compensation awards or (D) increase the salary or wages payable or to become payable to its Employees (other than salary or wage increases in the ordinary course of business consistent with past practice); provided, that in the ordinary course of business consistent with
            --------
past practice and after giving prior or concurrent notice thereof to Parent, the Company may grant stock options to employees of the Company (other than those persons identified on Section 5.1 of the Company Disclosure Letter) in connection with (x) newly hired employees (up to 30,000 Company Common Shares),
(y) retaining existing employees (up to 20,000 Company Common Shares) and (z) to employees on certain anniversaries of their employment with the Company (up to 10,000 Company Common Shares) except if the Effective Time has not occurred prior to September 1, 1999, the Company may thereafter grant options to purchase up to 40,000 additional Company Common Shares pursuant to this proviso, such shares to be allocated among such three categories in the Company's discretion and provided further that the exercise price of any such options granted pursuant to this proviso may not be less than the fair market value of the Company Common Stock as of the date of grant;

                  (v) not forgive any loans to Employees, except as required by the terms thereof as of the date hereof;

                  (vi) not make any material capital expenditures or acquisitions of any business (whether by merger, purchase of stock or assets or otherwise) or other acquisition outside of the ordinary course of business consistent with past practice, except as contemplated by the Company's capital budget set forth in Section 5.1 of the Company Disclosure Letter;

                  (vii) other than with respect to inventory and services in the ordinary course of business consistent with past practice, not transfer, lease, license, sell, mortgage, pledge, encumber or otherwise dispose of any of its material property or assets;

                  (viii) not issue, pledge or sell, or authorize or propose the issuance, pledge or sale of any shares of capital stock of any class (other than (A) upon exercise of the Company Options upon payment of the exercise price thereof, (B) upon conversion of shares of Company Series B Preferred Stock in accordance with the terms of such

Company Series B Preferred Stock or (C) pursuant to and in accordance with the terms of the instruments creating the Imperial Bank Warrants, the NEXTLINK Warrants and the Other Warrants), or (D) as permitted by Section 5.1(iv);

                  (ix) not accelerate, amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including, without limitation, the Company Options or the Company Stock Option Plans, or authorize cash payments as a result of or in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby or in exchange for any options or rights granted under any such plans except as required by the terms of such plans or any related agreements (including severance agreements) in effect as of the date of this Agreement;

                  (x) not change its accounting policies, practices or methods except as required by GAAP or by the rules and regulations of the SEC;

                  (xi) other than borrowings in the ordinary course of business consistent with past practice under lines of credit existing as of the date of this Agreement (including extensions thereof), not incur, assume or guarantee any additional indebtedness for borrowed money in excess of $2,000,000 greater than the amount of current borrowing capacity;

                  (xii) not release any third  party from,  or amend,  modify or
waive  any  provisions  or  terms  of,  or  grant  any  exemption   under,   any
confidentiality or standstill agreement except as provided in Section 5.3(e);

                  (xiii) not change or amend the terms of any of its outstanding securities;

                  (xiv) not  make,  change or   revoke  any Tax  election  under
federal, state, local or foreign tax law;

                  (xv) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the December 1998 Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since December 31, 1998 and in accordance with the terms hereof;

                  (xvi) not (x) take any action (other than pursuant to this Agreement) to cause the Company Shares to cease to be listed on the Nasdaq Stock Market, (y) take any action to render inapplicable, or to exempt any third party from, any provision of the Articles of Incorporation of the Company or any statute referred to in

Section 6.15 or (z) take any action which would result in an adjustment to the conversion price or exercise price of any Warrant or of the Company Preferred Stock;

                  (xvii) not take any action that would be reasonably likely to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or that would impair the ability of the Company to consummate the Merger in accordance with the terms hereof or delay such consummation; and

                  (xviii) not enter into any commitments or agreements to do any of the foregoing.

      Section  5.2  Interim  Operations  of  Parent.  Between  the  date of this
                   --------------------------------
Agreement and the Effective Time, Parent shall (unless the Company shall otherwise provide its prior written consent or except as otherwise expressly contemplated by this Agreement):

                  (i) not take any action that would be reasonably likely to result in any of the conditions set forth in Article VII hereof not being satisfied or that would impair the ability of Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or delay such consummation;

                  (ii) not (A) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of any of its capital stock, other than cash dividends on the Series A Preferred Stock in amounts consistent with past practice or dividends payable in stock of Parent or any of its Subsidiaries and payment of the redemption price of shares of Series A Preferred Stock and other amounts paid to induce conversion of Series A Preferred Stock; or (B) repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity securities other than repurchases of shares of its capital stock or other equity securities in the ordinary course of business and redemptions or repurchases of shares of the Series A Preferred Stock (it being understood that this provision shall not prohibit the exercise, exchange or conversion of outstanding Parent Equity Rights);

                  (iii) not take any action that would prevent the business combination to be effected pursuant to the Merger from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC and not take any action that would prevent the business combination to be effected pursuant to the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code;

                  (iv) not take any action to cause the shares of Parent Common Stock to cease to be listed on the NYSE; and

                  (v) not enter into any commitments or agreements to do any of the foregoing.

      Section 5.3 No Solicitation.  (a) The Company shall  immediately cease and
                  ---------------
terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any proposed, potential or contemplated Company Acquisition Proposal.

            (b) From and after the date hereof, without the prior written consent of Parent, the Company will not, will not authorize or permit any of its Subsidiaries to, and shall use its reasonable best efforts to cause all of its and their respective officers, directors, employees, financial advisors, agents or representatives (each a "Representative") not to, directly or indirectly,
                               --------------
solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to a Company Acquisition Proposal from any Person (a "Third Party"), or engage in any discussion or
                               ------------
negotiations relating thereto or accept any Company Acquisition Proposal.

            (c) Notwithstanding the provisions of paragraph (b) above, (i) the Company may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Company Acquisition Proposal engage in negotiations or discussions with, or provide information or data to, any Third Party relating to any Company Acquisition Proposal if (i) the Company Acquisition Proposal is a Superior Proposal and (ii) the Company's Board of Directors determines, upon advice from outside legal counsel to the Company, that the failure to engage in the negotiations or discussions or provide the information would result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law. Any information furnished to any Third Party in connection with any Company Acquisition Proposal shall be provided pursuant to a confidentiality and standstill agreement on customary terms (including without limitation prohibitions on unsolicited tender offers, acquisitions of equity interests in the Company, proposals to acquire stock or assets, formation of Section 13(d) groups, public request for release from the standstill, actions that would require the Company to make a public announcement, engaging in proxy contests, etc.). Subject to all of the foregoing requirements, the Company will immediately notify Parent orally and in writing if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Third Party with respect to any Company Acquisition Proposal or which could lead to a Company Acquisition Proposal and immediately notify Parent of all material terms of any Company Acquisition Proposal, including the identity of the Third Party making the Company Acquisition Proposal or the request for information, if known, and thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with a Third Party, including immediately reporting any changes to the terms and conditions of the Company Acquisition Proposal.

            (d) In the event the Board of Directors of the Company has determined that a potential or proposed Company Acquisition Proposal constitutes a Superior Proposal, (i) the Company shall promptly notify the Parent thereof and (ii) for a period of five business days after delivery of such notice, the Company and its Representatives, if requested by Parent, shall negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger on such adjusted terms. After such five business day period, the Board of Directors of the Company may then (and only then) withdraw or modify its approval or recommendation of the Merger and this Agreement and recommend such Superior Proposal.

            (e) The Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, a Company Acquisition Proposal, or who the Company or any of its Representatives have had discussions with regarding a proposed, potential or contemplated Company Acquisition Transaction unless the Company's Board of Directors shall conclude, in good faith, that such action will lead to a Superior Proposal and after considering applicable provisions of state law, and upon advice from outside legal counsel to the Company, with respect to whether such action is required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law.

            (f)   For purposes of this Agreement:

                  (i)   "Company Acquisition Proposal" shall mean,  with respect
                         ----------------------------
      to the  Company,  any  inquiry,  proposal  or offer  from any Third  Party relating to any (A) direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries, that constitutes 25% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (B) direct or indirect acquisition or purchase of 25% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 25% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of the capital stock of the Company, or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 25% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries.

                  (ii) Each of the transactions referred to in clauses (A)-(D) of the definition of Company Acquisition Proposal, other than any such transaction to which Parent or any of its Subsidiaries is a party, is referred to herein as a "Company Acquisition Transaction."
                               -------------------------------

                  (iii) "Superior  Proposal"  means  any bona fide written offer
                         ------------------
      made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Common Stock then outstanding or all or substantially all the assets of the Company (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the offer deemed relevant by such Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing for such offer) are materially more favorable from a financial point of view to its stockholders than the Merger; and
      (ii) that constitutes a transaction that, in such Board of Directors' judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

            (g) Except as expressly permitted by Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal or Company Acquisition Transaction. Nothing contained in this Section 5.3 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

      Section 6.1 Meeting of  Shareholders;  Record  Date.  (a) The Company will
                  ---------------------------------------
take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to, and will, convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger (such meeting, the "Company Shareholder Meeting"). Subject only
                                   ----------------------------
to Section 5.3(d), the Company shall, through its Board of Directors, recommend that its shareholders vote in favor of such approval and such recommendation shall be included in the Joint Proxy Statement/ Prospectus. The Company shall take all lawful action necessary or advisable to solicit such approval including, without limitation, timely mailing the Joint Proxy Statement/ Prospectus.

            (b) In the event that the Registration Statement of Form S-4 has not been declared effective by the SEC as of the close of business on July 30, 1999, the Company shall select a record date for determining the holders of Company Shares entitled to vote at the Company Shareholders Meeting which is not more than seven calendar days before (i) the date agreed upon by Parent and the Company as the likely date upon which the Registration Statement on Form S-4 will be declared effective by the SEC, or (ii) after the date on which the Registration Statement on Form S-4 is declared effective by the SEC, in each case, unless otherwise agreed by the Company and Parent.

      Section 6.2 Filings;  Other  Actions.  Subject to the terms and conditions
                  ------------------------
herein provided, the Company and Parent shall:

            (i) within 20 business days from the date hereof, make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

            (ii) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (C) as promptly as practicable responding to any request for information from such Governmental Entities; and

            (iii) furnish the other party with such necessary information and reasonable assistance as such other Party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entities with respect to the Merger, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act.

      Section 6.3 Publicity.  The Parties  agree that the  initial press release
                  ---------
with respect to the Merger shall be a joint press release. Thereafter, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with each other, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

      Section 6.4 Registration  Statement.  The  Parties  shall  cooperate   and
                  -----------------------
promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act
                                           --------
with respect to the Parent Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meeting of the shareholders of the Company to approve the transactions contemplated hereby (the "Joint Proxy Statement/Prospectus"). The
                                       ---------------------------------
Parties will use their respective reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be filed no later than July 6, 1999. The Parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use its reasonable best efforts to, and the Company will cooperate with Parent to, have the Form S-4 declared effective by the SEC as promptly as practicable
(taking into account the circumstances described in the Parent Disclosure Letter). Parent shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the Merger (provided that Parent shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified). Each of the Parties agree that the information provided by it for inclusion in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time it is filed or becomes effective at the time of mailing thereof, and at the Shareholder Meeting Date, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 6.5 Listing  Application.  Parent  shall  as soon  as  practicable
                  --------------------
prepare and submit to the NYSE and all other securities exchanges on which the shares of Parent Common Stock are listed a listing application with respect to the shares of Parent Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock on such exchange, subject to official notice of issuance.

      Section 6.6 Further  Action.  Each of the  Parties  shall,  subject to the
                  ---------------
fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, use its reasonable best efforts to perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby. Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with the execution, delivery and performance of this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby. Each of the Parties agrees to use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents, approvals and opinions and to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger.

      Section 6.7 Expenses. Whether or not the Merger is consummated,  all costs
                  --------
and expenses incurred in connection with this Agreement and the transactions contemplated thereby, including the Merger shall be paid by the Party hereto incurring such expenses except as expressly provided elsewhere herein (including
Section 8.2) and except that (a) the filing fees in connection with the filing of the Form S-4 and the Joint Proxy Statement/Prospectus with the SEC, (b) all filing fees in connection with any filings, permits or approvals required under applicable state securities or "blue sky" laws, and (c) the expenses incurred in connection with printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus shall be shared by Parent and the Company equally.

      Section 6.8 Notification of Certain  Matters. Each Party shall give prompt
                  --------------------------------
notice to the other Party of the following:

            (a) the occurrence of or failure to occur of any event the occurrence or failure to occur of which would be likely to result in (i) any representation or warranty of such Party being untrue or inaccurate in any material respect at the date of this Agreement and at the Effective Time (or with respect to any representation or warranty made as of a specific date such representation or warranty being untrue or inaccurate in any material respect as of such specific date), (ii) any condition set forth in Article VII being incapable of being satisfied or (iii) a Company Material Adverse Effect or a Parent Material Adverse Effect;

            (b) any failure of such Party to comply in any material respect with any of its covenants or agreements hereunder;

            (c) the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of any notice or other communication received by any Party or any of its respective Subsidiaries from any Governmental Entity or other third party with respect to this Agreement or the transactions contemplated hereby, including the Merger; and

            (d) any facts relating to that Party which would make it necessary or advisable to amend the Joint Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section
6.8 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

      Section 6.9 Access to  Information.  (a) From this date  to the  Effective
                  ----------------------
Time, each of the Parties shall, and shall cause its officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access at reasonable times upon reasonable notice to each of the Party's officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other Party with all financial, operating and other data and information as such other Party may reasonably request, in each case only to the extent, in the judgment of counsel to such Party, permitted by law, including antitrust law, and provided no Party shall be obligated to make any disclosure which would cause forfeiture of attorney-client privilege or would violate confidentiality agreements (so long as such Party shall have used commercially reasonable efforts to obtain a release or waiver from the applicable confidentiality agreement in respect of such disclosure).

            (b) Each of Parent and the Company agrees that all information so received from the other party shall be deemed received pursuant to the Confidentiality Agreement, and that party shall, and shall cause its affiliates and each of its and their Representatives to, comply with the provisions of the applicable Confidentiality Agreement with respect to such information.

            (c) From this date to the Effective Time, Parent and its representatives (including without limitation any environmental consultant engaged by Parent) shall have the right at reasonable times and upon reasonable notice to the Company to (i) inspect all data and information relating to environmental matters in the possession of the Company or any of its subsidiaries and (ii) conduct such environmental assessments and investigations (including without limitation any soil or groundwater sampling relating thereto) of the Company or any of its Subsidiaries as Parent or its representatives shall deem appropriate.

      Section 6.10 Review of Information. Subject to applicable laws relating to
                   ---------------------
the exchange of information, each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to it, or any of its respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

      Section 6.11 Insurance;  Indemnity.  (a) Parent  shall, or shall cause the
                   ---------------------
Surviving Corporation to maintain in effect for a period of six years after the Effective Time the Company's current directors' and officers' insurance policies (or policies containing substantially similar coverage) with respect to acts or failures to act prior to or as of the Effective Time (other than to the extent the available limit of any such insurance policy may be reduced or exhausted by reason of the payment of claims thereunder); provided, however, that in order to
                                             --------  -------
maintain or procure such coverage, neither Parent nor the Surviving Corporation shall be required to pay an annual premium in excess of 175% of the current annual premium paid by the Company for its existing coverage (the "Cap Amount");
                                                                   ----------
and provided, further, that if equivalent coverage cannot be obtained, or can be
    --------  -------
obtained only by paying an annual premium in excess of the Cap Amount, Parent and the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap Amount. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless to the full extent permitted under the Articles of Incorporation of the Company as in effect on the date hereof, each person who is a current or former officer or director of the Company, or its Subsidiaries (each, an "Indemnified Party") against all losses, claims,
                               ------------------
damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under the Articles of Incorporation of the Company as in effect on the date hereof provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification). In the event of any such claim, action, suit, proceeding or investigation (an "Action"), the indemnifying party shall control the defense of such Action with
 ------
counsel selected by it; provided,  however,  that the Indemnified Party shall be
                        --------
permitted to participate in the defense of such Action through counsel selected by it at the Indemnified Party's expense.

            (b) Parent and the Surviving Corporation agree that the provisions of the Company's Articles of Incorporation and Bylaws in effect as of the date of this Agreement affecting the Indemnified Parties' rights to indemnification and limitation of liability existing in favor of the Indemnified Parties as provided in the Company's Articles of Incorporation and Bylaws as in effect as of the date of this Agreement shall survive the Merger and shall continue in full force and effect, without any amendment thereto (unless required by the CGCL or federal law), for a period of six years from the Effective Time.

            (c) In the event that Parent or any of its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.11.

      Section 6.12 Employee Benefits. (a) Parent shall take all necessary action
                   -----------------
so that, for eligibility and vesting purposes under each Benefit Plan (but not benefit accrual or early retirement subsidies) maintained by Parent or any of its Subsidiaries in which Employees of the Company and its Subsidiaries become eligible to participate upon or after the Effective Time, each such person shall be given credit for all service with the Company and its Subsidiaries (or all service credited by the Company or its Subsidiaries) to the same extent as if rendered to Parent or any of its Subsidiaries. Parent shall use reasonable best efforts to permit participation by the Employees in Parent's employee benefit plans as soon as is reasonably practicable after the Effective Time.

            (b) Except as otherwise provided in this Section or in Section 6.13, nothing in this Agreement shall be interpreted as limiting the power of Parent or Surviving Corporation to amend or terminate any particular Benefit Plan, Benefit Agreement or any other particular employee benefit plan, program, agreement or policy or as requiring the Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract; provided, however, that no such termination or amendment may impair
           --------   -------
the rights of any person with respect to benefits or any other payments already accrued as of the time of such termination or amendment without the consent of such person.

            (c) Parent shall, or shall cause the Company and the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Employees of the Company and its Subsidiaries under any welfare or fringe benefit plan in which such Employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are in effect with respect to such Employees and that have not been satisfied under the corresponding welfare or fringe benefit plan maintained by the Company for the Employees prior to the Effective Time, and (ii) provide each Employee with credit under any welfare plans in which such Employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by such Employee for the then current plan year under the corresponding welfare plans maintained by the Company prior to the Effective Time.

      Section 6.13 Options.  (a)  Prior  to the  Effective  Time,  the  Board of
                   -------
Directors of the Company or the committee of the Board of Directors administering the Company Stock Option Plans and the ESPP shall adopt such resolutions or shall take such other actions as are required to approve the transactions contemplated by this Section 6.13 and Section 2.14. The Company shall use reasonable best efforts to obtain any necessary consents of the holders of Company Options issued pursuant to the Company Stock Option Plans and the ESPP to effect this Section 6.13 and Section 2.14.

            (b) The Company shall cause each Company stock option granted pursuant to the Employee Stock Purchase Program (such program, the "ESPP" and
                                                                       ----
any such option, the "ESPP Option") which is outstanding but not yet exercisable
                      -----------
to become immediately exercisable for a period of twenty (20) days preceding the Company Shareholder Meeting. The Company shall notify all participants twenty
(20) days prior to the anticipated Company Shareholder Meeting that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period. At the Effective Time, the Company shall cause any ESPP Option (to the extent that such ESPP Stock Option has not yet been exercised) to be terminated and cancelled, and shall ensure that no ESPP Option shall be exercisable for Company Common Stock following the Effective Time.

      Section 6.14 Affiliates.  Not less than 45 days prior to the Closing Date,
                   ----------
the Company (i) shall have delivered to Parent a letter identifying all Persons who may be, as of the Shareholder Meeting Date, the Company's "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" of the Company in such letter to deliver, as promptly as practicable but in no event later than 35 days prior to the Closing (or after such later date as the parties may agree), a signed agreement to the Company and Parent substantially in the form attached as Exhibit D hereto. The Company shall notify Parent from time to
                 ---------
time after the delivery of the letter described in the prior sentence of any Person not identified on such letter who then is, or may be, an "affiliate" of the Company and use reasonable best efforts to cause each additional Person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14.

      Section 6.15 Takeover  Statutes.  If   any  "fair  price,"   "moratorium,"
                   ------------------
"control share acquisition" or other similar anti-takeover statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties hereto and its board of directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

      Section 6.16 Pooling  of  Interests.  Each of  the  Parties  will use  its
                   ----------------------
reasonable best efforts to cause the Merger to be accounted for as a pooling of interests in accordance with GAAP and the rules and regulations of the SEC.

      Section 6.17 Tax-Free  Reorganization.  Each  of the Parties will  use its
                   ------------------------
reasonable   best  efforts  to  cause  the  Merger  to  qualify  as  a  tax-free
"reorganization" under Section 368 of the Code.

      Section 6.18 Accountant's  Comfort  Letters.  Each  Party  shall  use  its
                   ------------------------------
reasonable best efforts to cause to be delivered to the other Party two letters from its independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated the Closing Date, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

      Section 6.19 Accountant's  Pooling Letters.  (a) The Company shall use its
                   -----------------------------
reasonable  best  efforts to cause  Ernst & Young LLP  ("E&Y") to issue a letter
                                                         ---
dated as of the Effective Time addressed to the Company (and shall provide Parent with a copy of such letter) in which E&Y concurs with the Company's management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP and the applicable rules and regulations of the SEC.

            (b) Parent shall use its reasonable best efforts to cause E&Y to issue a letter dated as of the Effective Time addressed to Parent (and shall provide the Company with a copy of such letter) in which E&Y concurs with Parent's management's conclusion that the Merger will qualify as a "pooling of interests" in accordance with GAAP and the applicable rules and regulations of the SEC.

      Section 6.20 Warrants
                   --------

            (a) Prior to the Effective Time, Parent shall negotiate in good faith with each of the holders of the Warrants new forms of Warrants and warrant agreements providing for substantially similar terms as provided for by the terms of such Warrants and warrant agreements as in effect on the date hereof. Each of the new forms of Warrants and new warrant agreements will provide that the holder(s) of the Warrants will be entitled, upon exercise of such Warrants, to receive Parent Common Shares as provided by Section 2.15 hereof.

            (b) Company shall use its reasonable best efforts to facilitate the negotiations contemplated by the foregoing clause (a) and shall cooperate with Parent in accomplishing the foregoing.


                                   ARTICLE VII

                              CONDITIONS TO MERGER

      Section 7.1 Conditions to  Obligations  of the Parties to  Consummate  the
                  --------------------------------------------------------------
Merger. The respective  obligations of each party to consummate the Merger shall
------
be subject to the satisfaction or waiver of each of the following conditions:

            (a)   Shareholder Approval. This Agreement and the Merger shall have
                  --------------------
been approved and adopted by the requisite vote of the holders of the Company Common Shares and the holders of the Company Preferred Shares in accordance with the CGCL and the Articles of Incorporation and Bylaws of the Company.

            (b)   Legality. No statute, rule, regulation or other law shall have
                  --------
been enacted, issued or promulgated and no order, decree or injunction shall have been entered or issued by any Governmental Entity of competent jurisdiction which (i) has the effect of making the consummation of the transactions contemplated hereby illegal, (ii) materially restricts, prevents or prohibits consummation of any of the transactions contemplated hereby or (iii) would impair the ability of Parent to own the outstanding shares of the Surviving Corporation, or operate its or any of its Subsidiaries' businesses (including the businesses of the Surviving Corporation or any of its Subsidiaries), following the Effective Time. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use all reasonable best efforts to cause such order, decree or injunction to be lifted or vacated.

            (c)   HSR Act. The waiting  period (or extension  thereof) under the
                  -------
HSR Act applicable to the Merger shall have expired or been terminated.

            (d)   Registration  Statement  Effective.  The Form S-4  shall  have
                  ----------------------------------
become effective prior to the mailing by the Company of the Joint Proxy Statement/Prospectus to its shareholders and no stop order suspending the effectiveness of the Form S-4 shall then be in effect and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities authorizations relating to the issuance of the Parent Common Stock shall have been received.

            (e)   Stock  Exchange Listing.  The shares of Parent Common Stock to
                  -----------------------
be issued pursuant to the Merger shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

            (f)   Dissenting  Shareholders.  Effective demands for payment under
                  ------------------------
Chapter 13 of the CGCL shall not have been received with respect to Company Shares such that cash would be payable with respect to such Company Shares and payable in respect of fractional shares in an aggregate amount equal to 10% or more of the value of the Total Merger Consideration. "Total Merger
                                                                  --------------
Consideration"  means the aggregate value as of the Effective Time of the Parent
-------------
Common Stock to be issued in the Merger together with any cash to be paid in respect of such dissenters' demands and cash to be paid in lieu of fractional shares to be issued in the Merger.

      Section 7.2 Additional Conditions to Obligations of Parent and Merger Sub.
                  -------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

            (a)   Representations  and Warranties.  Each of the  representations
                  -------------------------------
and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, in each case, except (i) as contemplated or permitted by this Agreement and (ii) to the extent that such representations or warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

            (b)   Agreements and Covenants.  The Company shall have performed or
                  ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

            (c)   Certificates.  Parent shall have received a certificate of the
                  ------------
Company executed on its behalf by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

            (d)   Consents.  The  Company  shall  have  obtained  all  consents,
                  --------
approvals,  releases or authorizations  ("Consents") from, and the Company shall
                                          --------
have made all  filings and  registrations  ("Filings")  to or with,  any Person,
                                             -------
including without limitation any Governmental Entity, necessary to be obtained or made in order for Parent and Merger Sub to consummate the Merger or issue shares of Parent Common Stock pursuant thereto, as applicable, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (e)   Tax  Opinion.  Parent shall have received an opinion of Fried,
                  ------------
Frank, Harris, Shriver & Jacobson, dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others.

            (f)   Accountants  Letters.   Parent shall have received each of the
                  --------------------
accountants' letters contemplated by Sections 6.18 and 6.19 to be received by it.

            (g)   Voting   Agreements.   Each  of  the  parties  to  the  Voting
                  -------------------
Agreements other than Parent shall have complied in all material respects with all agreements and covenants under the Voting Agreements required to be performed by it on or before the Effective Time.

      Section 7.3 Additional  Conditions  to  Obligations  of the Company.  The
                  -------------------------------------------------------
obligations of the Company to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

            (a)   Representations  and Warranties.  Each of the  representations
                  -------------------------------
and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made as of the Effective Time, in each case, except (i) as contemplated or permitted by this Agreement and (ii) to the extent that such representations or warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

            (b)   Agreements and Covenants.  Each of Parent and Merger Sub shall
                  ------------------------
have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

            (c)   Certificates. The Company shall have received a certificate of
                  ------------
Parent executed on its behalf by two officers of Parent at the level of senior vice president or above, certifying that the conditions set forth in paragraphs
(a) and (b) above have been satisfied.

            (d)   Consents.  Parent shall have obtained all Consents  from,  and
                  --------
Parent shall have made all Filings to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made in order for the Company to consummate the Merger, unless the failure to obtain such Consents or make such Filings would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            (e)   Tax  Opinion.  The Company  shall have  received an opinion of
                  ------------
Latham & Watkins (or other counsel reasonably satisfactory to it), dated as of the Closing Date, in form and substance reasonably satisfactory to it, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Merger constitutes a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel may require and rely upon representations and covenants including those contained in this Agreement or in certificates of officers of the Parties and others.

            (f)   Accountants  Letters.  The Company shall have received each of
                  --------------------
the accountants' letters contemplated by Sections 6.18 and 6.19 hereof to be received by it.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      Section 8.1 Termination.  This  Agreement  may be  terminated at  any time
                  -----------
before the Effective Time (except as otherwise provided) as follows:

            (a)   by mutual written consent of each of Parent  and  the Company;

            (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date");
                                                            -----------------
provided, however, that the right to terminate this Agreement under this Section
--------  -------
8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) by either Parent or the Company, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable (but only if such Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

            (d) by either Parent or the Company, if (x) there shall have been a breach by the other (or Merger Sub if the Company is the terminating party) of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or (b) (in the case of a breach by the Company) or
Section 7.3(a) or (b) (in the case of a breach by Parent or Merger Sub), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Party alleged to be in breach;

            (e) by Parent, if the Board of Directors of the Company or any committee of the Board of Directors of the Company (w) shall withdraw or modify in any manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, (x) shall fail to reaffirm such approval or recommendation within 15 days of Parent's request, (y) shall approve or recommend any Company Acquisition Proposal or Company Acquisition Transaction or
(z) shall  resolve to take any of the actions  specified  in clauses (w), (x) or
(y) above;

            (f) by either Parent or the Company, if the required approval and adoption of this Agreement and the Merger by the shareholders of the Company shall not have been obtained at a duly held shareholders meeting called for the purpose of obtaining such approval, including any adjournments or postponements thereof;

            (g) by Parent if any of the parties to the Voting Agreements other than Parent shall have violated any of the terms of the Voting Agreements in any material respect; or

            (h) by Parent, if (x) as of the close of business on July 30, 1999, the Registration Statement on Form S-4 has not been declared effective by the SEC and (y) as of August 13, 1999, the Requisite Conversion has not occurred; provided that the termination right under this clause (h) may only be
           --------
exercised by Parent prior to August 20, 1999.

            The term "Requisite Conversion" means the conversion (or the written
                      --------------------
agreement to convert on or before the Trigger Date) by one or more Preferred Holders of such number of shares of Company Preferred Stock into shares of Company Common Stock so that, as of the Trigger Date, at least 37.9% of the shares of the Company Common Stock are committed to vote in favor of the Merger at the Company Shareholder Meeting pursuant to the Voting Agreements.

            The term  "Trigger  Date" means the record date  established  by the
                       -------------
Company for determining the holders of Company Shares entitled to vote at the Company Shareholder Meeting.

      Section 8.2 Effect of Termination.  (a)  In the event that
                  ---------------------

            (x) (1) any person shall have made a Company Acquisition Proposal to the Company or to its shareholders and thereafter this Agreement is terminated (i) by either party pursuant to Section 8.1(b) or Section 8.1(h) or (ii) by either party pursuant to Section 8.1(f) and (2) within 18 months after the termination of this Agreement any Company Acquisition Transaction shall have been consummated or any written agreement with respect to a Company Acquisition Transaction entered into, or

            (y) this  Agreement  is  terminated  by Parent  pursuant  to Section
            8.1(e),

then, in any such case, the Company shall in no event later than (A) the date of consummation of such Company Acquisition Transaction, in the case of a termination described in clause (x), or (B) two days after such termination, in the case of a termination described in clause (y), pay Parent a fee of $4,000,000 (a "Termination Fee"), which amount shall be payable by wire transfer
               ---------------
of same day funds to a bank account designated by Parent.

            (b) In the event that (x) any person shall have made a Company Acquisition Proposal to the Company or its shareholders and thereafter this Agreement is terminated (i) by either party pursuant to Section 8.1(b), or (y) this Agreement is terminated by Parent pursuant to Section 8.1(e), or by either party pursuant to Section 8.1(f), after any such termination, the Company shall reimburse Parent, promptly after being requested to do so by Parent, for all out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys, financial advisors, commercial banks, experts and consultants and fees and expenses otherwise allocated to the Parent pursuant to Section 6.7.

            (c)   The Company acknowledges that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.2, and in order to obtain such payment Parent commences a suit which results in a judgment against the Company for the fees and expenses set forth in this Section 8.2, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit.

            (d)   In the event of termination of this Agreement pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability under the terms of the Agreement (other than as set forth in this Section 8.2) on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for breach of this Agreement.

      Section 8.3 Amendment.  This  Agreement may  be amended at any time before
                  ---------
the Effective Time, whether before or after this Agreement and the Merger shall have been approved and adopted by the shareholders of the Company, but only pursuant to a writing executed and delivered by Parent and the Company.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1 Non-Survival of  Representations,  Warranties  and Agreements.
                  --------------------------------------------------------------
The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.1, as the case may be, except that (a) the agreements set forth in Sections 1.3, 6.11 and 6.12 shall survive the Effective Time, and (b) the agreements set forth in Sections 6.7 and 8.2 shall survive termination indefinitely.

      Section 9.2 Notices.  All notices and other  communications  given or made
                  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable party at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a)   if to the Company:

                  PulsePoint Communications
                  6307 Carpinteria Avenue
                  Carpinteria, California 93013
                  Attention:  Corporate Counsel
                  Telecopy No.:  (805) 566-2000

                  With a copy to:

                  Latham & Watkins
                  633 West Fifth Street, Suite 4000
                  Los Angeles, California 90071-2007
                  Attention:  Paul D. Tosetti
                  Telecopy No.:  (213) 891-8763

                           and

                  Latham & Watkins
                  650 Town Center Drive, Suite 2000
                  Costa Mesa, CA 92626
                  Attention:  Cary K. Hyden
                  Telecopy No.:  (714) 755-8290

            (b)   if to Parent or Merger Sub:

                  Unisys Corporation
                  Unisys Way
                  Blue Bell, Pennsylvania  19424
                  Attention:  General Counsel
                  Telecopy No.:  (215) 986-0624


                  With a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Attention:  Arthur Fleischer, Jr.
                              Charles M. Nathan
                  Telecopy No.:(212) 859-4000

      Section 9.3 Certain Definitions;  Interpretation. (a) For purposes of this
                  ------------------------------------
Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "affiliate"  of a  Person  means a  Person  that  directly  or
                   ---------
indirectly, through one or more intermediaries, Controls, is controlled by, or is under common control with, the first mentioned Person.

                  "Benefit  Plan"  means any  bonus,  pension,  profit  sharing,
                   -------------
deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, employee stock purchase, stock appreciation, restricted stock or other employee benefit plan, policy, arrangement or understanding (whether in writing or not) providing benefits to any Employees.

                  "Company   Disclosure  Letter"  means  the  disclosure  letter
                   ----------------------------
delivered by the Company to Parent dated as of the date hereof.

                  "Company   Equity   Rights"  means   subscriptions,   options,
                   -------------------------
warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of the Company.

                  "Company  Material  Adverse  Effect"  means  any  change in or
                   ----------------------------------
effect (x) that is or would be likely to be materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (y) that will or would be likely to prevent or materially impair or materially delay the Company's ability to consummate the transactions contemplated by this Agreement; provided,
                                                                       --------
that in determining whether a Company Material Adverse Effect has occurred, changes or effects relating to United States economic conditions or financial markets in general or to the telecommunications or information technology industries in general, shall not be considered.

                  "Company  Preferred Stock" or "Company Preferred Shares" means
                   ------------------------      ------------------------
the Series B Convertible Preferred Stock, no par value, of the Company.

                  "Company  Shares"  means Company  Common Shares  together with
                   ---------------
Company Preferred Shares.

                  "Confidentiality  Agreement"  means the Mutual  Non-Disclosure
                   --------------------------
Agreement between Parent and Company as of the date hereof.

                  "Control"  (including  the terms  "controlled  by" and  "under
                   -------
common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "December  1998  Company  Balance  Sheet"  means  the  audited
                   ---------------------------------------
consolidated balance sheet of the Company as of December 31, 1998 included in the Company's Form 10-K for the fiscal year ended December 31, 1998.

                  "December   1998  Parent  Balance  Sheet"  means  the  audited
                   ---------------------------------------
consolidated balance sheet of Parent as of December 31, 1998 included in Parent's Form 10-K for the fiscal year ended December 31, 1998.

                  "Employee" means each current,  former,  or retired  employee,
                   --------
officer or director of the Company or any of its Subsidiaries as of the Effective Time (including each such person who is on vacation, layoff, approved leave of absence, sick leave, or short term or long term disability).

                  "ERISA" means the Employee  Retirement  Income Security Act of
                   -----
1974,  as  amended,   together  with  the  rules  and  regulations   promulgated
thereunder.

                  "ERISA  Affiliate"  means each  business or entity  which is a
                   ----------------
member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

                  "ERISA Benefit Plan" means a Benefit Plan maintained as of the
                   ------------------
date of this Agreement which is also an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or which is also an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA).

                  "Excluded  Shares"  means (i) those  shares of Company  Common
                   ----------------
Stock and Company Preferred Stock held in the treasury of the Company, by any of its Subsidiaries or by Parent or any of its Subsidiaries immediately prior to the Effective Time and (ii) those Company Shares as to which dissenters' rights are perfected.

                  "Imperial  Bank  Warrants"  shall mean the warrants to acquire
                   ------------------------
shares of the Company Common Stock issued pursuant to that certain Warrant Purchase Agreement dated October 30, 1997 by and between the Company and Imperial Bank.

                  "Intellectual Property Rights" means all intellectual property
                   ----------------------------
rights worldwide, including patents, trademarks, service marks, copyrights, and registrations and applications therefor, trade names, know-how, trade secrets, computer software programs and proprietary information, firmware and mask works, whether owned, used or licensed for use.

                  "Junior  Preferred  Stock"  means  the  junior   participating
                   ------------------------
preferred stock issuable pursuant to the Parent Rights Agreement.

                  "Knowledge" means to the knowledge of a Party,  without a duty
                   ---------
of investigation.

                  "Nasdaq" means the National  Association of Securities Dealers
                   ------
Automated Quotation System.

                  "NEXTLINK Warrants" means the warrants issued and to be issued
                   -----------------
to NEXTLINK Communications Inc. pursuant to that certain Warrant Agreement dated June 5, 1998 by and between the Company and NEXTLINK Communications Inc.

                  "Nondisclosure  Agreement" means the  Nondisclosure  Agreement
                   ------------------------
between Parent and Company dated as of October 12, 1998.

                  "NYSE" means the New York Stock Exchange.
                   ----

                  "Other Warrants" means the warrants issued and to be issued to
                   --------------
TBCC  Funding   Trust  II,   Priority   Capital   Resources  and  Leap  Wireless
International, Inc. pursuant to those certain agreements by and between the Company and those Persons dated November 10, 1998, November 10, 1998 and January 21, 1999, respectively.

                  "Parent   Disclosure   Letter"  means  the  disclosure  letter
                   ----------------------------
delivered by the Parent to the Company dated as of the date hereof.

                  "Parent Equity Rights" means subscriptions, options, warrants,
                   --------------------
calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Parent at any time, or upon the happening of any stated event, any shares of any capital stock of Parent; provided that Parent Equity Rights does not include the
                         --------
Rights (as defined in the Parent Rights Agreement).

                  "Parent Material Adverse Effect" means any change in or effect
                   ------------------------------
(x) that is or would be likely to be materially adverse to the business, assets, liabilities, results of operations or condition (financial or otherwise) of
Parent and its Subsidiaries taken as a whole, or (y) that will or would be likely to prevent or materially impair or materially delay Parent's ability to consummate the transactions contemplated by this Agreement; provided, that in
                                                              --------
determining whether a Parent Material Adverse Effect has occurred, changes or effects relating to United States economic conditions or financial markets in general or to the telecommunications or information technology industries in general, shall not be considered.

                  "Parent Rights  Agreement" means the Rights Agreement dated as
                   ------------------------
of March 7, 1986 between Burroughs Corporation and Harris Trust Company of New York, as Rights Agent, as amended.

                  "Person"  or  "person"  means  an   individual,   corporation,
                   ------        ------
partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                  "Shareholder  Meeting Date" means the date of the  Shareholder
                   -------------------------
Meeting.

                  "Subsidiary"  of a Person means any corporation or other legal
                   ----------
entity of which such Person (either alone or through or together with any other Subsidiary or

Subsidiaries) is the general partner or managing entity or of which at least 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or others performing similar functions of such corporation or other legal entity is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries).

                  "Tax" " means any federal, state, local or foreign net income,
                   ---
gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, profits, environmental (including Taxes under section 59A of the Code), capital stock, severance, stamp, unemployment, disability, transfer, occupation, social security (or similar) registration, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

                  "Tax  Return"  means any return,  report or similar  statement
                   -----------
required to be filed with respect to any tax including, without limitation, any schedule or attachment thereto, any information return, claim for refund, amended return or declaration of estimated tax.

                  "Warrants" means collectively the Imperial Bank Warrants,  the
                   --------
Other Warrants and the NEXTLINK Warrants.

             (b) When a reference is made in this Agreement to Articles, Sections, or Exhibits, such reference is to an Article or a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

      Section 9.4 Headings.  The headings  contained in  this  Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.5 Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

      Section 9.6 Entire   Agreement;   No  Third-Party    Beneficiaries.   This
                  ------------------------------------------------------
Agreement, the Stock Option Agreement, the Voting Agreements, the Nondisclosure Agreement and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except for Section 6.11, does not, and is not intended to, confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.7 Assignment.  This Agreement shall not be assigned by any party
                  ----------
hereto by operation of law or otherwise without the express written consent of each of the other parties.

      Section 9.8 Governing Law; Jurisdiction.  This Agreement shall be governed
                  ---------------------------
by and construed in accordance with, the laws of the State of New York without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction. (The laws of the State of California pertaining to the fiduciary obligations of directors of a California corporation shall apply to such directors.) Each of the parties hereto submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the City of New York, County of New York, with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

      Section 9.9 Trial by Jury.  Each of the Parties hereto hereby  irrevocably
                  -------------
and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Stock Option Agreement, the Voting Agreements, the Nondisclosure Agreement, the Confidentiality Agreement or Merger or any of the other transactions contemplated hereby or thereby.

      Section 9.10 Enforcement. The parties hereto agree that irreparable damage
                   -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

      Section 9.11 Obligations of Subsidiaries. Whenever this Agreement requires
                   ---------------------------
any Subsidiary of the Company to take any action or Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action or Parent to cause Merger Sub to take such action, as the case may be.

      Section 9.12 Counterparts.  This Agreement may be  executed in one or more
                   ------------
counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement; it being understood that all parties need not execute the same counterpart.

            [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        UNISYS CORPORATION

                                        By:  /s/ Robert H. Brust
                                           -----------------------------
                                           Name:   Robert H. Brust
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer



                                        SHELLCO INC.

                                        By:  /s/ Robert H. Brust
                                           -----------------------------
                                           Name:   Robert H. Brust
                                           Title:  President



                                        PULSEPOINT COMMUNICATIONS

                                        By:  /s/ Mark C. Ozur
                                           -----------------------------
                                           Name:   Mark C. Ozur
                                           Title:  President and C.E.O.







                                [Signature Page to Agreement and Plan of Merger]

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT


                   LIST OF PERSONS EXECUTING VOTING AGREEMENTS

1.  Frederick J. Warren and Robin G. Warren
2.  Citiventure 96 Partnership Fund, L.P.
    Chancellor Private Capital Offshore Partners II, L.P.
    Chancellor Private Capital Partners III, L.P.
    Chancellor Private Capital Offshore Partners I, C.V.
3.  Microsoft Corporation
4.  Oak Investment Partners III, L.P.
    Oak Investment Partners VII, L.P.
    Oak VII Affiliates Fund, L.P.
    Oak Investment Partners V, LP
    Oak V Affiliates Fund, L.P.
    Bandel L. Carano
5.  Moore Global Investments, Ltd.
    Remington Investment Strategies, L.P.